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                                                                     Exhibit 4.2

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                          AMERICAN CELLULAR CORPORATION

                    9 1/2% SENIOR SUBORDINATED NOTES DUE 2009

                                    INDENTURE

                           DATED AS OF MARCH 14, 2001

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                     TRUSTEE



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                                TABLE OF CONTENTS

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ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE........................................1

         Section 1.01.     Definitions..................................................................1

         Section 1.02.     Other Definitions...........................................................33

         Section 1.03.     Incorporation by Reference of Trust Indenture Act...........................33

         Section 1.04.     Rules of Construction.......................................................34

ARTICLE 2.            THE NOTES........................................................................34

         Section 2.01.     Form and Dating.............................................................34

         Section 2.02.     Execution and Authentication................................................35

         Section 2.03.     Registrar and Paying Agent..................................................36

         Section 2.04.     Paying Agent to Hold Money in Trust.........................................36

         Section 2.05.     Holder Lists................................................................37

         Section 2.06.     Transfer and Exchange.......................................................37

         Section 2.07.     Replacement Notes...........................................................53

         Section 2.08.     Outstanding Notes...........................................................53

         Section 2.09.     Treasury Notes..............................................................53

         Section 2.10.     Temporary Notes.............................................................54

         Section 2.11.     Cancellation................................................................54

         Section 2.12.     Defaulted Interest..........................................................54

         Section 2.13.     CUSIP and ISIN Numbers......................................................55

ARTICLE 3.            REDEMPTION AND PREPAYMENT........................................................55

         Section 3.01.     Notices to Trustee..........................................................55

         Section 3.02.     Selection of Notes to Be Redeemed...........................................55

         Section 3.03.     Notice of Redemption........................................................56

         Section 3.04.     Effect of Notice of Redemption..............................................57

         Section 3.05.     Deposit of Redemption Price.................................................57

         Section 3.06.     Notes Redeemed in Part......................................................57

         Section 3.07.     Optional Redemption.........................................................58

         Section 3.08.     Mandatory Redemption........................................................58

         Section 3.09.     Offer to Purchase...........................................................58

ARTICLE 4.            COVENANTS........................................................................59

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         Section 4.01.     Payment of Notes............................................................59

         Section 4.02.     Maintenance of Office or Agency.............................................60

         Section 4.03.     Reports.....................................................................60

         Section 4.04.     Compliance Certificate......................................................61

         Section 4.05.     Taxes.......................................................................62

         Section 4.06.     Stay, Extension and Usury Laws..............................................62

         Section 4.07.     Restricted Payments.........................................................62

         Section 4.08.     Dividend and Other Payment Restrictions Affecting Subsidiaries..............66

         Section 4.09.     Incurrence of Indebtedness..................................................68

         Section 4.10.     Future Subsidiary Guarantors................................................72

         Section 4.11.     Asset Sales.................................................................72

         Section 4.12.     Transactions with Affiliates................................................74

         Section 4.13.     Liens.......................................................................75

         Section 4.14.     Limitation on Layered Indebtedness..........................................76

         Section 4.15.     Corporate Existence.........................................................76

         Section 4.16.     Offer to Repurchase Upon Change of Control..................................76

         Section 4.17.     Limitations on Line of Business.............................................77

         Section 4.18.     Payments for Consent........................................................77

         Section 4.19.     Limitations on Use of Proceeds..............................................78

ARTICLE 5.            SUCCESSORS.......................................................................78

         Section 5.01.     Merger, Consolidation, or Sale of Assets....................................78

         Section 5.02.     Successor Person Substituted................................................80

ARTICLE 6.            DEFAULTS AND REMEDIES............................................................80

         Section 6.01.     Events of Default...........................................................80

         Section 6.02.     Acceleration................................................................82

         Section 6.03.     Other Remedies..............................................................83

         Section 6.04.     Waiver of Past Defaults.....................................................83

         Section 6.05.     Control by Majority.........................................................84

         Section 6.06.     Limitation on Suits.........................................................84

         Section 6.07.     Rights of Holders of Notes to Receive Payment...............................84

         Section 6.08.     Collection Suit by Trustee..................................................85

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         Section 6.09.     Trustee May File Proofs of Claim............................................85

         Section 6.10.     Priorities..................................................................85

         Section 6.11.     Undertaking for Costs.......................................................86

         Section 6.12.     Restoration of Rights and Remedies..........................................86

         Section 6.13.     Rights and Remedies Cumulative..............................................86

         Section 6.14.     Delay or Omission Not Waiver................................................87

ARTICLE 7.            TRUSTEE..........................................................................87

         Section 7.01.     Duties of Trustee...........................................................87

         Section 7.02.     Rights of Trustee...........................................................88

         Section 7.03.     Individual Rights of Trustee................................................89

         Section 7.04.     Trustee's Disclaimer........................................................89

         Section 7.05.     Notice of Defaults..........................................................90

         Section 7.06.     Reports by Trustee to Holders of the Notes..................................90

         Section 7.07.     Compensation and Indemnity..................................................90

         Section 7.08.     Replacement of Trustee......................................................91

         Section 7.09.     Successor Trustee by Merger, etc............................................92

         Section 7.10.     Eligibility; Disqualification...............................................92

         Section 7.11.     Preferential Collection of Claims Against Company...........................93

ARTICLE 8.            LEGAL DEFEASANCE AND COVENANT DEFEASANCE.........................................93

         Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance....................93

         Section 8.02.     Legal Defeasance and Discharge..............................................93

         Section 8.03.     Covenant Defeasance.........................................................94

         Section 8.04.     Conditions to Legal or Covenant Defeasance..................................94

         Section 8.05.     Deposited Money and Government Securities to Be Held in Trust; Other
                           Miscellaneous Provisions....................................................95

         Section 8.06.     Repayment to Company........................................................96

         Section 8.07.     Reinstatement...............................................................96

ARTICLE 9.            AMENDMENT, SUPPLEMENT AND WAIVER.................................................97

         Section 9.01.     Without Consent of Holders of Notes.........................................97

         Section 9.02.     With Consent of Holders of Notes............................................98

         Section 9.03.     Compliance with Trust Indenture Act.........................................99

         Section 9.04.     Revocation and Effect of Consents...........................................99

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         Section 9.05.     Notation on or Exchange of Notes...........................................100

         Section 9.06.     Trustee to Sign Amendments, etc............................................100

ARTICLE 10.           GUARANTEES OF THE NOTES.........................................................100

         Section 10.01.    Guarantees.................................................................100

         Section 10.02.    Additional Guarantees......................................................103

         Section 10.03.    Limitation on Guarantor Liability..........................................103

         Section 10.04.    Successors and Assigns.....................................................104

         Section 10.05.    No Waiver..................................................................104

ARTICLE 11.           SUBORDINATION...................................................................104

         Section 11.01.    Agreement To Subordinate...................................................104

         Section 11.02.    Liquidation; Dissolution; Bankruptcy.......................................105

         Section 11.03.    Default On Designated Senior Indebtedness..................................105

         Section 11.04.    Acceleration of notes......................................................107

         Section 11.05.    When distribution must be paid over........................................107

         Section 11.06.    Notice By The Company......................................................107

         Section 11.07.    Subrogation................................................................107

         Section 11.08.    Relative Rights............................................................108

         Section 11.09.    Subordination May Not Be Impaired By The Company...........................108

         Section 11.10.    Distribution Or Notice To Representative...................................109

         Section 11.11.    Rights Of Trustee And Paying Agent.........................................109

         Section 11.12.    Authorization To Effect Subordination......................................110

         Section 11.13.    Trust Moneys Not Subordinated..............................................110

         Section 11.14.    Payment and Distribution...................................................110

         Section 11.15.    No Claims..................................................................111

         Section 11.16.    Acknowledgement of Holders.................................................111

ARTICLE 12.           SATISFACTION AND DISCHARGE......................................................111

         Section 12.01.    Satisfaction and Discharge of Indenture....................................111

         Section 12.02.    Application of Trust Money.................................................112

ARTICLE 13.           MISCELLANEOUS...................................................................113

         Section 13.01.    Trust Indenture Act Controls...............................................113

         Section 13.02.    Notices....................................................................113

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         Section 13.03.    Communication by Holders of Notes with Other Holders of Notes..............114

         Section 13.04.    Certificate and Opinion as to Conditions Precedent.........................114

         Section 13.05.    Statements Required in Certificate or Opinion..............................115

         Section 13.06.    Rules by Trustee and Agents................................................115

         Section 13.07.    No Personal Liability of Directors, Officers, Employees and Stockholders...115

         Section 13.08.    Governing Law..............................................................116

         Section 13.09.    No Adverse Interpretation of Other Agreements..............................116

         Section 13.10.    Successors.................................................................116

         Section 13.11.    Severability...............................................................116

         Section 13.12.    Counterpart Originals......................................................116

         Section 13.13.    Table of Contents, Headings, etc...........................................116

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EXHIBITS

Exhibit A     FORM OF NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED
              INVESTOR
Exhibit E     FORM OF NOTATION ON NOTE RELATING TO GUARANTEE
Exhibit F     FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTORS








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                  INDENTURE dated as of March 14, 2001 between American Cellular
Corporation, a Delaware corporation (the "COMPANY"), ACC Acquisition LLC (the "PARENT GUARANTOR"), each of the Subsidiary Guarantors named herein and United States Trust Company of New York, a New York corporation, as Trustee (the "TRUSTEE").

                  The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/2% Senior Subordinated Notes due 2009 (together with the Exchange Notes and any Additional Notes that may be issued in the future in accordance with Section 2.01(d), the "NOTES"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.         DEFINITIONS.

                  "144A GLOBAL NOTE" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or merges with or into the Parent Guarantor or which is assumed in connection with an Asset Acquisition by a Restricted Subsidiary or by the Parent Guarantor and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; PROVIDED, HOWEVER, that the term "Acquired Indebtedness" shall not include Indebtedness of a Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or merges with or into the Parent Guarantor or such Asset Acquisition.

                  "ADDITIONAL NOTES" means any additional Notes that the Company may issue pursuant to Section 2.01 of this Indenture.

                  "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate consolidated net income (or loss) of the Parent Guarantor and its Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED, HOWEVER, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

                           (1) the net income of any Person other than net
                  income attributable to a Restricted Subsidiary in which any Person other than the Parent Guarantor or any Restricted Subsidiaries has a joint



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                  interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Parent Guarantor or any Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period;

                           (2) solely for the purposes of calculating the amount
                  of Restricted Payments that may be made pursuant to Section 4.07(a) (and in such case, except to the extent includable pursuant to clause (1) above), the net income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Parent Guarantor or any Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Parent Guarantor or any Restricted Subsidiaries;

                           (3) except in the case of any restriction or
                  encumbrance permitted under Section 4.08 hereof, the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                           (4) any gains or losses on an after-tax basis
                  attributable to Asset Sales; and

                           (5) all extraordinary gains and extraordinary
                  losses, net of tax.

                  "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Parent Guarantor and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom:

                           (1) all current liabilities of the Parent Guarantor
                  and its Restricted Subsidiaries (excluding intercompany items); and

                           (2) all goodwill, trade names, trademarks, patents,
                  unamortized debt discount and expense and other like intangibles (other than FCC license acquisition costs), all as set forth on the most recent quarterly or annual consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries, prepared in

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                  conformity with GAAP and filed with the Commission pursuant to Section 4.03 hereof.

                  "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENT" means any Registrar, Paying Agent or co-registrar.

                  "APPLICABLE PREMIUM" means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at October 15, 2005 plus (2) all required interest payments, if any, due on such Note through October 15, 2005, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "ASSET ACQUISITION" means:

                           (1) an Investment by the Parent Guarantor or any
                  Restricted Subsidiaries in any other Person pursuant to which such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Parent Guarantor or any Restricted Subsidiaries but only if such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; or

                           (2) an acquisition by the Parent Guarantor or any
                  Restricted Subsidiaries of the property and assets of any Person other than the Parent Guarantor or any Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such Person but only if the property and assets acquired are related, ancillary or complementary to the businesses of the Parent Guarantor and its Restricted Subsidiaries on the date of such acquisition.

                  "ASSET DISPOSITION" means the sale or other disposition by the Parent Guarantor or any Restricted Subsidiaries other than to the Company or another Restricted Subsidiary of:

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                           (1) all or substantially all of the Capital Stock of
                  any Restricted Subsidiary; or

                           (2) all or substantially all of the assets that
                  constitute a division, operating unit or line of business of the Company or any Restricted Subsidiaries.

                  "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Parent Guarantor or any Restricted Subsidiaries to any Person other than the Parent Guarantor or any Restricted Subsidiaries of:

                           (1) all or any of the Capital Stock of any Restricted
                  Subsidiary, other than Capital Stock of the Company;

                           (2) all or substantially all of the property and
                  assets of a division, operating unit or line of business of the Parent Guarantor or any Restricted Subsidiaries; or

                           (3) any other property and assets of the Parent
                  Guarantor or any Restricted Subsidiaries outside the ordinary course of business of the Parent Guarantor or such Restricted Subsidiary and, in each case, that is not governed by Section
                  5.01 hereof;

PROVIDED, HOWEVER, that the term "ASSET SALE" shall not include:

                           (1) sales, transfers or other dispositions of
                  inventory, receivables and other current assets in the ordinary course;

                           (2) sales, transfers or other dispositions of assets,
                  including capital stock of Restricted Subsidiaries, for consideration at least equal to the Fair Market Value of the assets sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a business having property or assets of a nature or type, or engaged in a business similar or related to the nature or type of the property and assets of, or businesses of, the Parent Guarantor and its Restricted Subsidiaries existing on the date of such sale or other disposition;

                           (3) sales, transfers or other dispositions of assets
                  constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.07 hereof;

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                           (4) sales, transfers or other dispositions of assets,
                  including issuances of Capital Stock, between or among the Parent Guarantor and its Restricted Subsidiaries; or

                           (5) sales or issuances of Capital Stock of the
                  Company.

                  "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing

                           (1) the sum of the products of

                               (a)  the number of years from such date of
                                    determination to the dates of each
                                    successive scheduled principal payment of such debt security and

                               (b)  the amount of such principal payment, by

                           (2)  the sum of all such principal payments.

                  "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "BOARD OF DIRECTORS" means (1) in respect of a limited liability company, the board of advisors of the limited liability company; (2) in respect of a corporation, the Board of Directors of the corporation, or any authorized committee thereof; and (3) in respect of any other Person, the board or committee of that Person serving a similar function.

                  "BOARD RESOLUTION" means a copy of a resolution, certified by the Secretary or Assistant Secretary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "BROKER DEALER" has the meaning set forth in the Registration Rights Agreement.

                  "BUSINESS DAY" means any day other than a Legal Holiday.

                  "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all Common Stock and Preferred Shares.

                  "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

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                  "CAPITALIZED LEASE OBLIGATIONS" means the discounted present value of the rental obligations under a Capitalized Lease.

                  "CASH EQUIVALENTS" means:

                           (1) direct obligations of, or obligations the
                  principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                           (2) investments in commercial paper maturing within
                  365 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                           (3) investments in certificates of deposit, banker's
                  acceptance and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500.0 million;

                           (4) fully collateralized repurchase agreements with a
                  term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (3) above; and

                           (5) money market funds substantially all of whose
                  assets comprise securities of the type described in clauses
                  (1) through (3) above.

                  "CHANGE OF CONTROL" means:

                           (1) any "person" or "group", within the meaning of
                  Section 13(d) or 14(d)(2) of the Exchange Act, other than a Permitted Holder or Permitted Holders or a Person or group controlled by a Permitted Holder or Permitted Holders, becomes the ultimate "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of the Voting Stock of either the Parent Guarantor or the Company on a fully diluted basis;

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                           (2) (x) for so long as the Parent Guarantor or the
                  Company, as the case may be, is not required to file reports with the Commission pursuant to either Section 12(b) or
                  Section 12(g) of the Exchange Act, a majority of the members of the Board of Directors (or equivalent governing body) are appointed by one or more persons that are not Permitted Holders and (y) for so long as the Parent Guarantor or the Company, as the case may be, is required to file reports with the Commission pursuant to either Section 12(b) or Section 12(g) of the Exchange Act, individuals who on the Issue Date constituted the Board of Directors of either the Parent Guarantor or the Company, together with any new directors whose election by the Board of Directors or whose nomination for election by the Parent Guarantor's securityholders or the Company's stockholders, as the case may be, was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board of Directors of either the Parent Guarantor or the Company then in office;

                           (3) the sale, lease, transfer, conveyance or other
                  disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the combined assets of the Parent Guarantor or the Company and their respective Restricted Subsidiaries, taken as a whole, to any Person other than a Wholly Owned Restricted Subsidiary or a Permitted Holder or any Affiliate thereof; or

                           (4) the adoption of a plan of liquidation or
                  dissolution of the Parent Guarantor or the Company.

                  "CLEARSTREAM" means Clearstream Banking, S.A., and any and all successors thereto.

                  "CLOSING PRICE" on any trading day with respect to the per share price of any shares of common stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the shares of common stock are not listed or admitted to trading on that exchange, on the principal national securities exchange on which the shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but such Person is a Foreign Issuer, as defined in Rule 3b-

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4(b) under the Exchange Act, and the principal securities exchange on which the shares are listed or admitted to trading is a Designated Offshore Securities Market, as defined in Rule 902(a) under the Securities Act, the average of the reported closing bid and asked prices regular way on that principal exchange, or, if the shares are not listed or admitted to trading on any national securities exchange or quoted on that automated quotation system and the Person and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter marked as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee. In the event a Person has more than one class of common stock outstanding, and only one of such classes has a Closing Price, the Closing Price for that class shall be deemed to be the Closing Price for all classes of such Person's Common Stock.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Shares of such Person, whether now outstanding or issued after the Issue Date, including without limitation, all series and classes of such Common Stock.

                  "COMPANY" means American Cellular Corporation, a Delaware corporation, and any and all successors thereto.

                  "CONSOLIDATED EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income:

                           (1) Consolidated Interest Expense,

                           (2) income taxes, other than income taxes (either
                  positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets,

                           (3) depreciation expense,

                           (4) amortization expense, and

                           (5) all other non-cash items reducing Adjusted
                  Consolidated Net Income other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Parent Guarantor and its Restricted Subsidiaries in conformity with GAAP;

PROVIDED, HOWEVER, that if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced to the extent not otherwise reduced in accordance with GAAP by an amount equal to the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by the quotient of

                           (1) the number of shares of outstanding Common Stock
                  of such Restricted Subsidiary not owned on the last day of such period by the Parent Guarantor or any Restricted Subsidiaries, divided by

                           (2) the total number of shares of outstanding Common
                  Stock of such Restricted Subsidiary on the last day of such period.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness including, without limitation,

                           (1) amortization of original issue discount on any
                  Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting;

                           (2) all commissions, discounts and other fees and
                  charges owed with respect to letters of credit and bankers' acceptance financing; and

                           (3) the net costs associated with Interest Rate
                  Agreements and the interest expense in respect of Indebtedness that is Guaranteed or secured by the Parent Guarantor or any Restricted Subsidiaries and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Parent Guarantor and its Restricted Subsidiaries during such period; EXCLUDING, HOWEVER, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof).

                  "CONSOLIDATED LEVERAGE RATIO" means, on any Transaction Date, the ratio of:

                           (1) the aggregate amount of Indebtedness of the
                  Parent Guarantor and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date; to

                           (2) the product of (A) the aggregate amount of
                  Consolidated EBITDA of the Parent Guarantor and its Restricted Subsidiaries for the then most recent two fiscal quarters for which consolidated financial statements of the Company have been filed with the Commission (such two fiscal quarter period being the "TWO QUARTER PERIOD") and (B) two.

                  In determining the Consolidated Leverage Ratio, pro forma effect shall be given to:

                           (1) any Indebtedness that is to be Incurred or repaid
                  on the Transaction Date as if such Incurrence or repayment had occurred on the first day of such Two Quarter Period;

                           (2) Asset Dispositions and Asset Acquisitions
                  (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the period beginning on the first day of the Two Quarter Period and ending on the Transaction Date (the "REFERENCE PERIOD") as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

                           (3) Asset Dispositions and Asset Acquisitions
                  (including giving pro forma effect to the application of proceeds of any Asset Disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Parent Guarantor or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the two full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available.

                  "CONSOLIDATED TANGIBLE ASSETS" means the greater of the book value and the Fair Market Value, as determined by an accounting, financial advisory or appraisal firm of national reputation, of the total amount of assets of the Parent Guarantor and its Restricted Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, customer lists, deferred financing costs, unamortized debt discount and expense and other like intangibles (other than FCC license acquisition costs), all as set forth on the most recent quarterly or annual consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission pursuant to
Section 4.03 hereof. Book value will be calculated less applicable depreciation, amortization and other valuation reserves, except to the extent resulting from write-ups of capital assets.

                  "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "CREDIT AGREEMENT" means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case together with all other agreements, instruments, and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, refinanced or otherwise modified from time to time, including without limitation, increases and decreases from time to time in the amounts available for borrowings thereunder.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                  "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "DESIGNATED SENIOR INDEBTEDNESS" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Board of Directors of the Company as "Designated Senior Indebtedness." Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by promptly providing the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate in accordance with Section 13.04 and 13.05 certifying that such designation complied with the foregoing provisions. In the absence of receipt by the Trustee of such Board Resolution and Officers' Certificate, the Trustee shall assume no such designation has been made. The Trustee shall be entitled to rely and shall be protected in relying on the most recent such Board Resolution and Officers' Certificate as to the current designation or designations, until receipt by the Trustee of a subsequently dated Board Resolution and Officers' Certificate.

                  "DISQUALIFIED STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

                           (1) required to be redeemed prior to the final Stated
                  Maturity of the Notes;

                           (2) redeemable at the option of the Holder of such
                  class or series of Capital Stock at any time prior to the final Stated Maturity of the Notes; or

                           (3) convertible into or exchangeable for Capital
                  Stock referred to in (1) or (2) above or Indebtedness having a scheduled maturity prior to the final Stated Maturity of the Notes.

                  Any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving Holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the Holders of such Capital Stock than the provisions contained in Section 4.16 hereof and such Capital Stock specifically provides that the issuer of such Capital Stock will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.16 hereof.

                  "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Parent Guarantor other than a Foreign Restricted Subsidiary.

                  "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock but excluding any debt security that is convertible into or exchangeable for, Capital Stock.

                  "EQUITY MARKET CAPITALIZATION" of any Person means, as of any day of determination, the average Closing Price of that Person's Common Stock over the 20 consecutive trading days immediately preceding that day for which a Closing Price can be determined multiplied by the total number of shares of Common Stock of such Person at the time outstanding.

                  "EQUITY OFFERING" means any public or private sale of Capital Stock (other than Disqualified Stock) made on a primary basis by the Parent Guarantor or the Company after the Issue Date, including through the issuance or sale to one or more Strategic Equity Investors; PROVIDED, HOWEVER, that a sale to the Parent Guarantor or other parent entity of the Company shall constitute an Equity Offering only if funded by a substantially concurrent Equity Offering by the Parent Guarantor or such other parent entity.

                  "ESCROW AGREEMENT" means the Escrow and Security Agreement, dated as of the Issue Date, between the Company and United States Trust Company of New York, in its capacities as Trustee, Escrow Agent and Securities Intermediary, with respect to the Interest Reserve Account.

                  "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, and any and all successors thereto.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "EXCHANGE NOTES" means the Notes to be issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

                  "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

                  "FAIR MARKET VALUE" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Parent Guarantor, whose determination shall be conclusive if evidenced by a Board Resolution. For purposes of Section 4.09(b) hereof:

                           (1) the Fair Market Value of any security registered
                  under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock; and

                           (2) in the event the aggregate Fair Market Value of
                  any other property received by the Company is initially determined by the

                  Board of Directors to exceed $10.0 million, the Fair Market Value of such property shall be determined by a nationally recognized investment banking or appraisal firm and set forth in their written opinion which shall be delivered to the Trustee.

                  "FCC" means the Federal Communications Commission.

                  "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Parent Guarantor that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

                  "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(c), 2.06(f) or 2.07 hereof.

                  "GUARANTEE" or "GUARANTY" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such
Person:

                           (1) to purchase or pay, or advance or supply funds
                  for the purchase or payment of, such Indebtedness or other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

                           (2) entered into for purposes of assuring in any
                  other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part.

                  The term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "GUARANTORS" means the Parent Guarantor and each of the Subsidiary Guarantors, each being referred to herein as a Guarantor.

                  "HOLDER" means a Person in whose name a Note is registered.

                  "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary.

                  "INDEBTEDNESS" means, with respect to any Person at any date of determination, without duplication:

                           (1) all Indebtedness of such Person for borrowed
                  money;

                           (2) all obligations of such Person evidenced by
                  bonds, debentures, notes or other similar instruments;

                           (3) all obligations of such Person in respect of
                  letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6), (7) or
                  (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

                           (4) all obligations of such Person to pay the
                  deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

                           (5) all Capitalized Lease Obligations;

                           (6) all Indebtedness of other Persons secured by a
                  Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; but only to the extent of the lesser of (a) the Fair Market Value of such asset at such date of determination; and (b) the amount of such Indebtedness;

                           (7) all Indebtedness of other Persons Guaranteed by
                  such Person to the extent such Indebtedness is Guaranteed by such Person;

                           (8) the maximum fixed redemption or repurchase price
                  of Disqualified Stock (or, in the case of any Restricted Subsidiary, of Preferred Shares) of such Person outstanding at the time of determination; and

                           (9) to the extent not otherwise included in this
                  definition, obligations under Currency Agreements and Interest Rate Agreements.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED, HOWEVER, that:

                           (1) the amount outstanding at any time of any
                  Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP; and

                           (2) money borrowed at the time of the Incurrence of
                  any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness."

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with Article 9 hereof.

                  "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.


                  "INITIAL PURCHASERS" means Lehman Brothers Inc., Barclays Capital Inc., Banc of America Securities LLC, Deutsche Bank Alex. Brown Inc., Dresdner Kleinwort Wasserstein - Grantchester, Inc., First Union Securities, Inc., and TD Securities (USA).

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

                  "INTEREST RESERVE ACCOUNT" means the account into which the Company shall be required to deposit sufficient funds to cover the first four scheduled interest payments with respect to the Notes, pursuant to the Escrow Agreement.

                  "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Parent Guarantor or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

                           (1) the designation of a Restricted Subsidiary as an
                  Unrestricted Subsidiary; and

                           (2) the Fair Market Value of the Capital Stock or any
                  other Investment held by the Company or any Restricted Subsidiaries, of or in any Person that has ceased to be a Restricted Subsidiary other than as a result of being designated as an Unrestricted Subsidiary.

                  For purposes of the definition of "Unrestricted Subsidiary" and Section 4.07 hereof:

                           (1) "Investment" will include the Fair Market Value
                  of the assets (net of liabilities (other than liabilities to the Parent Guarantor or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

                           (2) the Fair Market Value of the assets (net of
                  liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

                           (3) any property transferred to or from an
                  Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

                  "ISSUE DATE" means March 14, 2001.

                  "JOINT VENTURE AGREEMENTS" means the Second Amended and Restated Limited Liability Company Agreement, dated as of February 25, 2000, between AT&T Wireless Services JV Co. and Dobson JV Company; the Amended and Restated Management Agreement, dated as of February 25, 2000, between Dobson Cellular Systems, Inc. and ACC Acquisition LLC; the Amended and Restated Operating Agreement, dated as of February 25, 2000, between AT&T Wireless Services, Inc. and ACC Acquisition LLC; and the Amended and Restated Operating Agreement, dated as of February 25, 2000, between Dobson Cellular Systems, Inc. and ACC Acquisition LLC.

                  "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

                  "LIQUIDATED DAMAGES" means all "Liquidated Damages" as defined in and then owing pursuant to the Registration Rights Agreement.

                  "MATERIAL INDEBTEDNESS" means Indebtedness having an aggregate principal amount (or accreted value) of $50.0 million or more at the time outstanding.

                  "MOODY'S" means Moody's Investors Service, Inc. and its successors.

                  "NET CASH PROCEEDS" means:

                           (1) with respect to any Asset Sale, the proceeds of
                  such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Parent Guarantor or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

                           (a) brokerage commissions and other fees and expenses
                               (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

                           (b) provisions for all taxes (whether or not such
                               taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole,

                           (c) payments made to repay Indebtedness or any other
                               obligation (owing to a Person other than the Parent Guarantor or any Subsidiary of the Company) outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold, or (ii) is required to be paid as a result of such sale, and

                           (d) appropriate amounts to be provided by the Parent
                               Guarantor or any Restricted Subsidiary of the Parent Guarantor as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

                  (2) with respect to any issuance or sale of Capital Stock or the Incurrence of any indebtedness, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations to the extent corresponding to the principal, but not interest, component thereof when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "NON-U.S. PERSON" means a Person who is not a U.S. Person.

                  "NOTES" has the meaning assigned to it in the preamble to this Indenture.

                  "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "OFFER TO PURCHASE" means an offer by the Company to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

                           (1) the covenant pursuant to which the offer is being
                  made and that all Notes validly tendered and not withdrawn will be accepted for payment on a pro rata basis;

                           (2) the purchase price and the date of purchase
                  (which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "PAYMENT DATE");

                           (3) that any Notes not tendered will continue to
                  accrue interest and Liquidated Damages, if any, pursuant to its terms;

                           (4) that, unless the Company defaults in the payment
                  of the purchase price, any Notes accepted for payment pursuant to the Offer to Purchase will cease to accrue interest and Liquidated Damages, if any, on and after the Payment Date;

                           (5) that Holders electing to have Notes purchased
                  pursuant to the Offer to Purchase will be required to surrender the Notes, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

                           (6) that Holders will be entitled to withdraw their
                  election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing its election to have such Notes purchased; and

                           (7) that Holders whose Notes are being purchased only
                  in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; but only if each Note purchased and each new Note issued is in a principal amount of $1,000 or integral multiples thereof.

                  On the Payment Date, the Company shall:

                           (1) accept for payment on a pro rata basis Notes or
                  portions thereof validly tendered and not withdrawn pursuant to an Offer to Purchase;

                           (2) deposit with the Paying Agent money sufficient to
                  pay the purchase price of all Notes or portions thereof so accepted; and

                           (3) deliver, or cause to be delivered, to the Trustee
                  all Notes or portions thereof so accepted together with an officer's certificate specifying the Notes or portions thereof accepted for payment by the Company.

                  The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02, promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered; but only if each Note purchased and each new Note issued is in a principal amount of $1,000 or integral multiples thereof. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee will act as the Paying Agent for an Offer to Purchase. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to an Offer to Purchase. To the extent that the provisions of any such securities laws or securities regulations conflict with the provisions described above, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these provisions by virtue thereof.

                  "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
                  "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

                  "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "PARENT GUARANTOR" means ACC Acquisition LLC, a Delaware limited liability company, and any and all successors thereto.

                  "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the DTC, shall include Euroclear and Clearstream.

                  "PARTICIPATING BROKER-DEALER" means any Broker-Dealer that elects to exchange Notes acquired in the Exchange Offer for its own account as a result of market-making or other trading activities.

                  "PERMITTED BUSINESS" means (1) the delivery or distribution of telecommunications, voice, data, Internet or video services, (2) any business or activity determined in good faith by the Board of Directors of the Parent Guarantor to be reasonably related or ancillary thereto, including, without limitation, any business conducted by the Parent Guarantor or any Restricted Subsidiary on the Issue Date and the acquisition, holding or exploitation or any license relating to the delivery of the services described in clause (2) of this definition.

                  "PERMITTED HOLDER" means:

                           (1) each of AT&T Wireless Services, Inc., Dobson
                  Communications Corporation and any of their respective Affiliates and the respective successors (by merger, consolidation, transfer or otherwise) to all or substantially all of the respective businesses and assets of any of the foregoing; and

                           (2) any "person" or "group" (as such terms are used
                  in Sections 13(d) and 14(d) of the Exchange Act) controlled by one or more persons identified in clause (1) above.

                  "PERMITTED INVESTMENT" means:

                           (1) an Investment in the Parent Guarantor or a
                  Restricted Subsidiary of the Parent Guarantor or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor; but only if such person's primary business is related, ancillary or complementary to the businesses of the Parent Guarantor and its Restricted Subsidiaries on the date of such Investment;

                           (2) Cash Equivalents;

                           (3) payroll, travel and similar advances to cover
                  matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

                           (4) stock, obligations or securities received in
                  satisfaction of judgments or pursuant to any court supervised plan of reorganization or similar proceeding;

                           (5) non-cash consideration acquired in any Asset Sale
                  effected in accordance with Section 4.11 hereof;

                           (6) any acquisition of assets used, or Capital Stock
                  of a Person primarily engaged, in a business related, ancillary or complementary to the business of the Parent Guarantor and its Restricted Subsidiaries solely in exchange for Capital Stock (other than Disqualified Stock) of the Parent Guarantor or the Company;

                           (7) the contribution by the Company or any Restricted
                  Subsidiary of assets, including Capital Stock of a Restricted Subsidiary, to one or more Qualified Joint Ventures in exchange for Capital Stock of such Qualified Joint Ventures; PROVIDED, HOWEVER, that the aggregate Fair Market Value of such contribution and all other contributions pursuant to this clause (7) made after the Issue Date, shall not exceed 15% of the Consolidated Tangible Assets of the Parent Guarantor as of the date of such contribution; PROVIDED, HOWEVER, that at the time of such contribution no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such contribution; PROVIDED FURTHER, HOWEVER, that after giving pro forma effect to such contribution, the Company would be able to Incur at least $1.00 of Indebtedness under
                  Section 4.09(a) hereof; PROVIDED, FURTHER, that for purposes of calculating the Fair Market Value of a contribution made pursuant to this clause (7), the Fair Market Value of a prior contribution will be deemed to equal the Fair Market Value of such contribution on the date on which it was made; and

                           (8) other Investments (with each such Investment
                  being valued as of the date made and without giving effect to subsequent changes in value) in an aggregate amount not to exceed $15.0 million at any one time outstanding.

                  "PERMITTED JUNIOR SECURITIES" means:

                           (1) Equity Interests in the Company or any Guarantor;
                  or

                           (2) debt securities that are subordinated to all
                  Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guaranty are subordinated to Senior Indebtedness under this Indenture.

                  "PERMITTED LIENS" means:

                           (1) Liens to secure Indebtedness permitted to be
                  Incurred under Section 4.09(b)(i);

                           (2) Liens consisting of the interests of other
                  Persons under operating leases entered into in the ordinary course of business by the Parent Guarantor or a Restricted Subsidiary;

                           (3) Liens granted by a Restricted Subsidiary to
                  secure Indebtedness owing to the Parent Guarantor or another Restricted Subsidiary;

                           (4) Liens securing Currency Agreements and Interest
                  Rate Agreements so long as such Currency Agreements and Interest Rate Agreements relate to Indebtedness that is, and is permitted to be Incurred under Section 4.09 hereof, secured by a Lien on the same property covered by such Currency Agreements or Interest Rate Agreements;

                           (5) Liens arising from the rendering of a final
                  judgment or order that does not at the time constitute an Event of Default;

                           (6) Liens Incurred in the ordinary course of the
                  business of the Parent Guarantor or any Restricted Subsidiary with respect to obligations that do not exceed, in the aggregate at any one time outstanding, more than 10% of the total consolidated assets of the Parent Guarantor and its Restricted Subsidiaries;

                           (7) Liens for taxes, assessments or governmental
                  charges or levies on the property of the Parent Guarantor or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                           (8) Liens imposed by law, such as carriers',
                  warehousemen's and mechanics' Liens and other similar Liens, on the property of the Parent Guarantor or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                           (9) Liens on the property of the Parent Guarantor or
                  any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or arising from partial or progress payments by a customer or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Parent Guarantor and its Restricted Subsidiaries taken as a whole;

                           (10) deposits made in the ordinary course of business
                  to secure liability to insurance carriers;

                           (11) Liens on property at the time the Parent
                  Guarantor or any Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the Parent Guarantor or any Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other property of the Parent Guarantor or any Restricted Subsidiary; PROVIDED FURTHER, HOWEVER, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Parent Guarantor or any Restricted Subsidiary;

                           (12) Liens on the property or Capital Stock of a
                  Person at the time such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that any such Lien may not extend to any other property of the Parent Guarantor or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; PROVIDED FURTHER, HOWEVER, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

                           (13) pledges or deposits by the Parent Guarantor or
                  any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Parent Guarantor or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Parent Guarantor or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

                           (14) utility easements, building restrictions and
                  such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

                           (15) Liens under licensing agreements for use of
                  intellectual property entered into in the ordinary course of business;

                           (16) Liens on the Interest Reserve Account created
                  under the Escrow Agreement;

                           (17) Liens existing on the Issue Date not otherwise
                  described in clauses (1) through (16) above.

                  "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

                  "PLEDGED SECURITIES" means the cash and U.S. Government Securities deposited in the Interest Reserve Account, together with any interest and other distributions received on that cash or those securities.

                  "PREFERRED SHARES" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Issue Date, including, without limitation, all series and classes of such preferred stock or preference stock.

                  "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "QUALIFIED JOINT VENTURE" means (A) a Person at least 50% of the Voting Stock of which, after giving effect to the contribution contemplated by clause (7) of the definition of "Permitted Investment," is beneficially owned by Qualified Joint Venture Partners, or (B) a Restricted Subsidiary, at least a majority of the Voting Stock of which, other than Voting Stock held by the Company or any Restricted Subsidiary, is beneficially owned by Qualified Joint Venture Partners; PROVIDED, HOWEVER, that any such Qualified Joint Venture engages in only a Permitted Business or Permitted Businesses.

                  "QUALIFIED JOINT VENTURE PARTNER" means a Person that either has, or is a direct or indirect majority-owned subsidiary of a Person that has, an Equity Market Capitalization of at least $10.0 billion as of the date of determination.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of March 14, 2001, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "REGULATION S" means Regulation S promulgated under the Securities Act.

                  "REGULATION S GLOBAL NOTE" means a Global Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 904 of Regulation S.

                  "REPRESENTATIVE" means with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person. Any trustee, agent or representative (if any) for an issue of Senior Indebtedness must send notice to the Trustee of its capacity, status and authority to act. If the Trustee determines, in its sole discretion, that further evidence is required with respect to the identity or authority of any Person as such trustee, agent or representative or holder of Senior Indebtedness or as to the amount of Senior Indebtedness, the Trustee may request such Person to furnish further evidence to its reasonable satisfaction. If such further evidence is not furnished, the Trustee may defer any action with respect to such Person pending judicial determination as to the identity, authority or right of such Person to act on behalf of the holders of Senior Indebtedness. Notwithstanding the foregoing, the Trustee acknowledges that the Administrative Agent under the Senior Credit Facility is a Representative with respect to the Senior Credit Facility.

                  "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

                  "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

                  "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                  "RESTRICTED PERIOD" means the 40-day distribution compliance period as defined in Regulation S.

                  "RESTRICTED SUBSIDIARY" means the Company and any Subsidiary of the Parent Guarantor other than an Unrestricted Subsidiary.

                  "RULE 144" means Rule 144 promulgated under the Securities
Act.

                  "RULE 144A" means Rule 144A promulgated under the Securities Act.

                  "RULE 903" means Rule 903 promulgated under Regulation S of the Securities Act.

                  "RULE 904" means Rule 904 promulgated under Regulation S of the Securities Act.

                  "S&P" means Standard & Poor's Ratings Services and its successors.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR CREDIT FACILITY" means the Credit Agreement among American Cellular Corporation, as successor by merger to ACC Acquisition Co., Banc of America Securities LLC, as sole lead arranger and book running manager, Bank of America, N.A., as Administrative Agent, Lehman Commercial Paper Inc. and TD Securities (USA), Inc., as Co-Syndication Agents, CIBC World Markets Corp. and Barclays Bank PLC, as Co-Documentation Agents, and the lenders named therein, dated as of February 25, 2000, as amended by that certain First Amendment to Credit Agreement, dated as of March 2, 2001, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, refinanced, replaced or otherwise modified from time to time, including without limitation, increases and decreases from time to time in the amounts available for borrowings thereunder.

                  "SENIOR INDEBTEDNESS" of the Company means the principal of, premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of the Senior Credit Facility and all other Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

                           (1) any obligation of the Company or any Subsidiary
                  of the Company to any Subsidiary of the Company;

                           (2) any liability for federal, state, local or other
                  taxes owed or owing by the Company;

                           (3) any accounts payable or other liability to trade
                  creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

                           (4) any indebtedness or obligation of the Company,
                  and any accrued and unpaid interest in respect thereof, that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness of the Company and any Subordinated Indebtedness of the Company;

                           (5) any obligations with respect to any Capital
                  Stock; or

                           (6) any Indebtedness Incurred in violation of this
                  Indenture.

"Senior Indebtedness" of any Guarantor has a correlative meaning.

                  "SENIOR SUBORDINATED INDEBTEDNESS" of the Company means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank PARI PASSU with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company that is not Senior Indebtedness. "Senior Subordinated Indebtedness" of a Guarantor has a correlative meaning.

                  "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries that are Restricted Subsidiaries:

                           (1) for the most recent fiscal year of the Parent
                  Guarantor, accounted for more than 10% of the consolidated revenues of the Parent Guarantor and its Restricted Subsidiaries; or

                           (2) as of the end of such fiscal year, was the owner
                  of more than 10% of the consolidated assets of the Parent Guarantor and its

                  Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Parent Guarantor for such fiscal year.

                  "STATED MATURITY" means with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of that Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless that contingency has occurred).

                  "STRATEGIC EQUITY INVESTOR" means AT&T Wireless Services Inc., Dobson Communications Corporation and any of their Affiliates, and any other Person (a) engaged in or controlled by a Person engaged in a Permitted Business whose Equity Market Capitalization exceeds $500.0 million or (b) with at least $100.0 million total funds under management, who has issued an irrevocable, unconditional commitment to purchase Capital Stock (other than Disqualified Stock) of the Company, or Capital Stock of the Parent Guarantor to the extent such Capital Stock (or proceeds thereon) is contributed to the Company, for an aggregate purchase price that does not exceed 20% of the value of the funds under management by such Person.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or any Guarantor (whether outstanding on the date of the Indenture or thereafter Incurred) which is by its terms expressly subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "SUBSIDIARY GUARANTY" means each Guarantee of the obligations with respect to the Notes issued by a Restricted Subsidiary of the Parent Guarantor pursuant to the terms of this Indenture.

                  "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary of the Parent Guarantor that has issued a Subsidiary Guaranty.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

                  "TRADE PAYABLES" means accounts payable to vendors in the ordinary course of business.

                  "TRANSACTION DATE" means, with respect to the Incurrence of any Indebtedness by the Parent Guarantor or any Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data most nearly equal to the period from the redemption date to October 15, 2005, PROVIDED, HOWEVER, that if the period from the redemption date to October 15, 2005 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 15, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "TRUSTEE" means the party named as such in the preamble above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successors serving hereunder.

                  "UNRESTRICTED GLOBAL NOTE" means a permanent global Note in substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "UNRESTRICTED SUBSIDIARY" means Alton CellTelco Cellular Corporation, Alton CellTelco Partnership and Cellular Information Systems of Laredo, Inc., and any Subsidiary of the Parent Guarantor that at any time of determination after the Issue Date shall be designated an Unrestricted Subsidiary by the Parent Guarantor's Board of Directors in the manner provided below and any Subsidiary of an Unrestricted Subsidiary; provided, however, that the Company may not be designated as an Unrestricted Subsidiary. The Parent Guarantor's Board of Directors may designate any Restricted Subsidiary including any newly acquired or newly formed Subsidiary of the Parent Guarantor to be an Unrestricted Subsidiary unless, immediately after such designation, that Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; on the condition that:

                           (1) any Guarantee by the Parent Guarantor or any
                  Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of the designation;

                           (2) either the Subsidiary to be so designated has
                  total assets of $1,000 or less or if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 hereof; and

                           (3) if applicable, the Incurrence of Indebtedness and
                  the Investment referred to in clause (1) of this proviso would be permitted under Sections 4.07 or 4.09 hereof.

                  The Parent Guarantor's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; on the condition that immediately after giving effect to that designation:

                           (1) all Liens and Indebtedness of such Unrestricted
                  Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and

                           (2) no Default or Event of Default shall have
                  occurred and be continuing, or shall occur upon such redesignation.

                  Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by promptly providing the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate in accordance with Sections 13.04 and 13.05 certifying that such designation complied with the foregoing provisions. In the absence of receipt by the Trustee of such Board Resolution and Officers' Certificate, the Trustee shall assume no such designation has been made. The Trustee shall be entitled to rely and shall be protected in relying on the last such Board Resolution and Officers' Certificate as to the current designation or designations, until receipt by the Trustee of a subsequently dated Board Resolution or Officers' Certificate.

                  "U.S. GOVERNMENT SECURITIES" means securities that are direct obligations of, or obligations guaranteed by, the United States of America for the payment of which its full faith and credit is pledged.

                  "U.S. PERSON" means a U.S. person as defined in Rule 902(o) of Regulation S under the Securities Act.

                  "VOTING STOCK" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.         OTHER DEFINITIONS.



                                                                                      Defined in
                  Term                                                                  Section
      "Authentication Order"..............................................................2.02
      "Benefited Party"...................................................................10.01
      "Change of Control Offer"...........................................................4.16
      "Change of Control Payment".........................................................4.16
      "Change of Control Payment Date" ...................................................4.16
      "Covenant Defeasance"...............................................................8.03
      "DTC"...............................................................................2.03
      "Event of Default"..................................................................6.01
      "Excess Proceeds"...................................................................4.11
      "Guaranteed Obligations"............................................................10.01
      "Legal Defeasance" .................................................................8.02
      "Offer Amount"......................................................................3.09
      "Offer Period"......................................................................3.09
      "Paying Agent"......................................................................2.03
      "Payment Blockage Notice"...........................................................11.03
      "Payment Blockage Period"...........................................................11.03
      "Non-Payment Event of Default"......................................................11.03
      "Qualifying Capital Stock"..........................................................4.09
      "Registrar".........................................................................2.03
      "Restricted Payments"...............................................................4.07
      "Successor Person ".................................................................5.01


SECTION 1.03.         INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  (b) The following TIA terms used in this Indenture have the following meanings:

                           "indenture securities" means the Notes;

                           "indenture security holder" means a Holder of a Note;

                           "indenture to be qualified" means this Indenture;

                           "indenture trustee" or "institutional trustee" means the Trustee; and

                           "obligor" on the Notes means the Company and any successor obligor upon the Notes, and any Guarantor and its successors or assigns.

                  (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.         RULES OF CONSTRUCTION.

                  (a) Unless the context otherwise requires:

                           (1) a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the
                  meaning assigned to it in accordance with GAAP;

                           (3) "or" is not exclusive;

                           (4) words in the singular include the plural, and in
                  the plural include the singular;

                           (5) "including" means "including without limitation";

                           (6) provisions apply to successive events and
                  transactions; and

                           (7) references to sections of or rules under the
                  Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.

                                    THE NOTES

SECTION 2.01.         FORM AND DATING.

                  (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) FORM OF NOTES. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of EXHIBIT A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (c) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the equivalent procedures of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

                  (d) Subject to compliance with the provisions of Section 4.09 of this Indenture, the Company may issue Additional Notes under this Indenture.

SECTION 2.02.         EXECUTION AND AUTHENTICATION.

                  (a) One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

                  (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  (c) A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature of a Responsible Officer of the Trustee on the certificate of authentication on a Note shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "AUTHENTICATION ORDER"), authenticate Notes for original issue up to the aggregate principal amount stated in Section 2.01(d). The aggregate principal amount of

Notes outstanding at any time may not exceed such amount except as provided in
Section 2.07 hereof.

                  (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.         REGISTRAR AND PAYING AGENT.

                  (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. Whenever this Indenture, the Escrow Agreement or any other document related hereto or thereto requires or permits actions to be taken based on instructions or directions of Holders of Notes evidencing a specified percentage of the aggregate principal amount of the Notes then outstanding, the Depositary will be deemed to represent such percentage only to the extent that it has received instructions or directions to that effect from the Holders of the Notes and/or Indirect Participants or Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes, as shall be conclusively evidenced by the Depositary's delivery of such instructions or directions to the Trustee.

                  (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

                  (d) The Global Notes shall be initially registered in the name of Cede & Co., nominee of DTC.

SECTION 2.04.         PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and premium, Liquidated Damages, if any, or interest on, the Notes, and shall notify the

Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.         HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days or such shorter time as the Trustee may allow before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date, as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each Holder.

SECTION 2.06.         TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue to act as depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; PROVIDED, HOWEVER, that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Regulation S as determined by the Company. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global

Note may not be exchanged for another Note other than as provided in Sections 2.06(a), 2.07, 2.10 and 9.05 hereof, although beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f) hereof.

                  (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, HOWEVER, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B), subject to Section 2.06(a), (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED, HOWEVER, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and

         (y) the receipt by the Registrar of any certificates required pursuant to Regulation S, as determined by the Company. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal or in a comparable communication in accordance with the Applicable Procedures delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee shall take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee shall take delivery in the form
                  of a beneficial interest in either the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or comparable communication in accordance with the Applicable Procedures that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                           (1) if the Holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                           (2) if the Holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar, the Company or the Trustee so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee or the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES.

                (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. Restricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue to act as depositary for the Restricted Global Notes and the Company thereupon fails to appoint a successor Depositary, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes. In all cases, Definitive Notes delivered in exchange for any Restricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures).

                        In such event, the Trustee shall cause the Restricted Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons in whose names such Notes are so registered in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                        In the event of a transfer or exchange of beneficial interests in Global Notes for Definitive Notes, the Trustee and Registrar shall be entitled to rely on directions from Indirect Participants, Participants or the Depositary as to the name of the Holders in which to register the Definitive Notes and as to delivery instructions; none of the Company, the Trustee or the Registrar shall be liable for any delay in receipt of or failure to receive such directions and each may conclusively rely on, and shall be protected in relying on, such instructions.

                (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal or comparable communication in accordance with the Applicable Procedures that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an "affiliate" (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                           (1) if the Holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                           (2) if the Holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar, the Company or the Trustee so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee or the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Unrestricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Unrestricted Global Notes, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes. In all cases, Definitive Notes delivered in exchange for any Unrestricted Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary in accordance with the Applicable Procedures. In such event, the Trustee shall cause the Unrestricted Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Note, the Trustee shall authenticate and deliver to the Persons in whose names such Notes are so registered in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Global Note Legend.

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS.

                (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act to a Person who is an affiliate (as defined in Rule 144) of the Company, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                           (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof,

the Trustee shall cancel the Restricted Definitive Note in accordance with
Section 2.11, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, in the case of clauses (D) through (F) above, the appropriate Restricted Global Note in accordance with
Section 2.06(h) hereof.

                (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or comparable communication in accordance with the Applicable Procedures that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or
                  (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                           (1) if the Holder of such Definitive Notes proposes
                  to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (2) if the Holder of such Definitive Notes proposes
                  to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar, the Trustee or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee or the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note in accordance with Section 2.06(h).

                (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such

         Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes, in accordance with Section 2.06(h).

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney-in-fact, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer shall be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transfer shall be made pursuant to
                  Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer shall be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel provided for by item (3) thereof, if applicable.

                (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                           (1) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                           (2) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar, the Trustee or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee and the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the transfer of the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global
Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal or comparable communications in accordance with the Applicable Procedures that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted
Global Notes to be canceled or reduced accordingly, and the Trustee shall deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                  (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (i)   Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED

         INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE
         SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IT IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1),
         (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE (OR OF ANY PREDECESSOR OF THIS
         NOTE) OR THE LAST DAY ON WHICH AMERICAN CELLULAR CORPORATION WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AMERICAN CELLULAR CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE (WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF LESS THAN $100,000 PRINCIPAL AMOUNT OF NOTES, AN OPINION OF COUNSEL ACCEPTABLE TO AMERICAN CELLULAR CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT AMERICAN CELLULAR CORPORATION SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO

         CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(iv),
                  (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
         (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED

         REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                (iii) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The
         Regulation S Temporary Global Note shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                  (h) CANCELLATION OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of an Authentication Order in accordance with

         Section 2.02 with respect to such Notes, the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order.

                (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.16 and 9.05 hereof).

                (iii) In the event of a transfer of a Global Note from a Depositary to a successor Depositary or in the event of a transfer of a Global Note from one nominee name to a different nominee name of any present or successor Depositary, the Trustee and Registrar may rely and shall be protected in relying, in the case of a successor Depositary, on written instructions received from the Company as to the change in Depositaries and, in the case of a change in nominee names, on written instructions received from the then current Depositary so appointed by the Company.

                (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v)   Neither the Registrar nor the Company shall be required
         (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered on the registry relating to the Notes as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar, the Company and the Trustee pursuant to this Section

         2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.         REPLACEMENT NOTES.

                  (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Note, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.         OUTSTANDING NOTES.

                  (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                  (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding and interest on the Notes ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money for the purposes of and sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.         TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.         TEMPORARY NOTES.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.         CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.         DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; PROVIDED, HOWEVER, that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.         CUSIP AND ISIN NUMBERS.

                  The Company in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" and "ISIN" numbers.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.         NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period shall be agreed to by the Trustee) but not more than 60 days before a redemption date (but in any event prior to the notice provided pursuant to Section 3.03 hereof), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.         SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate or in accordance with the Applicable Procedures. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.         NOTICE OF REDEMPTION.

                  Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee at least 45 days (unless a shorter period shall be agreed to by the Trustee in writing) but not more than 60 days prior to the redemption date, an

Officers' Certificate in accordance with Sections 13.04 and 13.05 requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.         EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  A notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of the Notes held by Holders to whom such notice was properly given.

SECTION 3.05.         DEPOSIT OF REDEMPTION PRICE.

                  On or one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.         NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 with respect to such Notes, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.         OPTIONAL REDEMPTION.

                  (a) At any time prior to October 15, 2005, the Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding Notes).

                  (b) On or after October 15, 2005, the Company may redeem the Notes at any time, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:


                   YEAR                                       PERCENTAGE
                   ----                                       ----------
                   2005                                        104.750%
                   2006                                        103.167%
                   2007                                        101.583%
                   2008 and thereafter                         100.000%


                  (c) Notwithstanding the provisions of clauses (a) and (b) of this Section 3.07, on or prior to April 15, 2004, the Company shall be permitted to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, with the net cash proceeds of one or more Equity Offerings by either the Company or by the Parent Guarantor to the extent that the proceeds thereof are received by or contributed to the Company; PROVIDED, HOWEVER, that (1) at least 65% of the aggregate principal amount of the Notes issued on the Issue Date remains outstanding immediately after the occurrence of such redemption; and (2) each redemption occurs within 180 days after the date of the closing of such Equity Offering.

                  (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.         MANDATORY REDEMPTION.

                  The Company shall not be required to make mandatory redemption of, sinking fund payments for, or offer to repurchase any Notes.

SECTION 3.09.         OFFER TO PURCHASE.

                  In the event that, pursuant to Section 4.11 or 4.16 hereof, the Company shall be required to commence an Offer to Purchase, it shall follow the procedures specified below.

                  The Offer to Purchase shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than the Payment Date, the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 hereof (the "OFFER AMOUNT"), or, if less than the Offer Amount has been tendered, all Notes validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest and Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Offer to Purchase. Upon the commencement of an Offer to Purchase, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer to Purchase shall be made to all Holders.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.

                                    COVENANTS

SECTION 4.01.         PAYMENT OF NOTES.

                  (a) The Company shall pay or cause to be paid the principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Liquidated Damages, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.         MAINTENANCE OF OFFICE OR AGENCY.

                  (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.03.         REPORTS.

                  (a) Whether or not either of the Parent Guarantor and the Company is required to do so by the rules and regulations of the Commission, so long as any Notes are outstanding, the Parent Guarantor and the Company will, if permitted, file with the Commission all reports and other information as they would be required to file with the Commission by Section 13(a) or 15(d) of the Exchange Act if they were subject to the Exchange Act. The Parent Guarantor and the Company shall deliver to the Trustee and furnish each Holder, without cost to such Holder, copies of such reports and other information.

                  (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective purchasers of Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) After the Exchange Offer or the effectiveness of the Shelf Registration Statement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all of the information and reports required to be delivered pursuant to clause (a) of this Section 4.03 with the Commission for public availability, unless the Commission shall not accept such a filing, and from and after the Issue Date will make this information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company shall file with the Trustee and the Commission
(unless the Commission shall not accept such filing) the information required to be delivered pursuant to clause (a) of this Section 4.03 within the time periods specified in the Commission's rules and regulations and furnish that information to Holders of the Notes, securities analysts and prospective investors upon their request.

SECTION 4.04.         COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate in accordance with Sections 13.04 and 13.05 stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate in accordance with Sections 13.04 and 13.05 specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.         TAXES.

                  The Parent Guarantor shall pay, and shall cause the Company and each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.         STAY, EXTENSION AND USURY LAWS.

                  The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that each may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.         RESTRICTED PAYMENTS.

                  (a) The Parent Guarantor shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any distributions on or with respect to its Capital Stock other than dividends or distributions that are payable solely in Capital Stock (other than Disqualified Stock), or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock), that are payable to the Parent Guarantor or any Restricted Subsidiary, PROVIDED, HOWEVER, that if such Restricted Subsidiary is not a Wholly Owned Subsidiary, then distributions or dividends may be payable to the other stockholders thereof only if on a pro rata basis measured by value,

                  (ii)purchase, redeem, retire or otherwise acquire for value any Capital Stock of:

                           (A) the Parent Guarantor, the Company or an
                  Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person, or

                           (B) a Restricted Subsidiary (including options,
                  warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Parent Guarantor (other than a Wholly Owned Restricted Subsidiary) or any beneficial Holder (or any Affiliate of such Holder) of 5% or more of the Capital Stock of the Parent Guarantor or the Company,

                  (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a payment of interest or principal at Stated Maturity; or

                  (iv)make any Investment, other than a Permitted Investment, in any Person (such payment or other actions described in clauses (i) through (iv) being collectively referred to as "RESTRICTED PAYMENTS") if at the time of, and after giving effect to, the proposed Restricted
         Payment:

                           (A) a Default or Event of Default occurs and
                  continues to occur or would result therefrom or shall have occurred and be continuing, or

                           (B) the Parent Guarantor could not Incur at least
                  $1.00 of Indebtedness under Section 4.09(a) hereof, or

                           (C) the aggregate amount of such Restricted Payments
                  and all other Restricted Payments declared or made after the Issue Date (the amount, if other than in cash, to be determined in good faith by the Board of Directors) would exceed the sum of:

                           (1) 100% of the Parent Guarantor's Consolidated
                  EBITDA (or, if its Consolidated EBITDA is a loss, minus 100% of the amount of such loss) accrued during the period treated as one accounting period, beginning on January 1, 2001, to the end of the most recent fiscal quarter preceding the date of such Restricted Payment for which consolidated financial statements of the Parent Guarantor have been filed with the Commission, MINUS 1.50 times the Parent Guarantor's Consolidated Interest Expense for the same period, plus

                           (2) the aggregate Net Cash Proceeds received by the
                  Company after the Issue Date as a capital contribution or from issuing or selling its Capital Stock, and options, warrants and other rights to acquire its Capital Stock, to a Person who is not a Restricted Subsidiary (except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to
                  Section 4.09(b)(vi)(A)) (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the Holder, or are required to be redeemed, prior to the final Stated Maturity of the Notes), plus

                           (3) an amount equal to the net reduction in
                  Investments that constitute Restricted Payments resulting from payments of interest, dividends, repayments or loans or advances, returns of capital or other transfers of assets to the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor from the Net Cash Proceeds from the sale of any Investment (except to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed, in each case, the amount of the relevant Investments so being reduced or sold.

                  (b) The following actions shall not be deemed to violate the foregoing limitations on Restricted Payments:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the clauses (i), (ii) and (iii) of Section 4.07(a);

                  (ii)the repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Parent Guarantor or the Company (or options, warrants or other rights to acquire such Capital Stock) or any Indebtedness that is subordinated to the Notes in each case in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to any Restricted Subsidiary) of, shares of Capital Stock (other than Disqualified Stock) of the Parent Guarantor or the Company;

                  (iii) the repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness with the Net Cash Proceeds from an Incurrence of Indebtedness that meets the requirements of clause (ii) of Section 4.09(b) hereof;

                  (iv) payments or distributions, to dissenting stockholders in connection with a consolidation, merger or transfer of assets that complies with Section 5.01 hereof;

                  (v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Parent Guarantor or the Company to the extent necessary in the good faith judgment of the Parent Guarantor's and the Company's Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Parent Guarantor or any Restricted Subsidiary from any governmental agency;

                  (vi) the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Parent Guarantor or the Company, or options to purchase such shares, held by the Parent Guarantor's or the Company's directors, employees or former directors or employees or of any Restricted Subsidiary, or their estates or beneficiaries under their estates, upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued, but only if (a) the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or options after the Issue Date does not exceed $10.0 million in any twelve-month period, (b) any unused amount in any twelve-month period is carried forward to one or more future twelve-month periods, and (c) the aggregate of all unused amounts that are carried forward to any future twelve-month period shall not exceed $20.0 million in the aggregate;

                  (vii) Investments in any Person in an aggregate amount not to exceed $75.0 million plus, in the case of an Investment in a Person the primary business of which is related, ancillary or complementary to the business of the Parent Guarantor and its Restricted Subsidiaries on the date of such Investment, an amount not to exceed the Net Cash Proceeds received by the Company after the Issue Date from capital contributions from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary, except to the extent such Net Cash Proceeds are used to Incur Indebtedness outstanding pursuant to clause (vi)(A) of Section 4.09(b) or to make Restricted Payments pursuant to clause (iv)(C)(2) of Section 4.07(a), or clause (ii) of this paragraph, of this Section 4.07;

                  (viii) the repurchase of Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof (plus accrued and unpaid interest) pursuant to a mandatory offer to repurchase made upon the occurrence of a Change of Control; PROVIDED, HOWEVER, that the Company first make an Offer to Purchase the Notes (and repurchase all tendered Notes) under this Indenture pursuant to
         Section 4.16;

                  (ix) the payment by the Parent Guarantor of a payment to AT&T Wireless and Dobson Communications, in accordance with the Joint Venture Agreements, in an amount sufficient to pay the cash tax liabilities of those parties for federal and state income taxes, which taxes are directly attributable to each of AT&T Wireless' and Dobson Communications' profit with respect to the Parent Guarantor, so long as such payments in the aggregate do not exceed the lesser of (A) the aggregate amount of taxes that would be payable by the Parent Guarantor and its consolidated subsidiaries if they were filing on a separate return basis as a consolidated entity and (B) the aggregate amount of taxes that would be payable by the Company and its consolidated Subsidiaries if they were filing on a separate return basis as a consolidated entity; or

                  (x) the payment by the Parent Guarantor or any Restricted Subsidiaries to any employees, officers, directors or consultants (or their respective permitted transferees) to purchase stock in accordance with stock option plans or similar arrangements, so long as such distributions do not exceed $1.0 million in the aggregate from and after the Issue Date;

PROVIDED, HOWEVER, that, except in the case of clauses (i) and (ii), no Default or Event of Default, shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  (c) Each Restricted Payment that is permitted as provided in the preceding paragraph (other than (1) an exchange of Capital Stock for either Capital Stock or Subordinated Indebtedness referred to in clause (ii) of Section 4.07(b), (2) the repurchase, redemption or the acquisition or retirement of Subordinated Indebtedness referred to in clause (iii) of Section 4.07(b), (3) the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses
(ii) or (vii) of Section 4.07(b), and (4) the Restricted Payment referred to in clause (viii) of Section 4.07(b) above) shall be included in calculating whether the conditions of clause (3)(c) of this Section 4.07(a) have been satisfied with respect to any subsequent Restricted Payments.

                  The amount of all Restricted Payments, other than cash, shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or its Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. As soon as practicable after the date of making any Restricted Payment, the Company shall be required to deliver to the Trustee an Officers' Certificate in accordance with Sections 13.04 and 13.05 stating that the Restricted Payment was permitted and setting forth the basis upon which the calculations required under this Section 4.07 were computed.

SECTION 4.08.         DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                      SUBSIDIARIES.

                  (a) The Parent Guarantor shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owed by the Parent Guarantor, the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Parent Guarantor, the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Parent Guarantor, the Company or any other Restricted Subsidiary, or (iv) transfer any of its properties or assets to the Parent Guarantor, the Company or any other Restricted Subsidiary.

                  (b) The provisions of clause (a) above shall not apply to encumbrances or restrictions:

                  (i) existing under the Senior Credit Facility on the Issue Date (including applications of such provisions to any increased commitments or borrowings under the Senior Credit Facility) or otherwise existing on the Issue Date or in the Notes or this Indenture, and any amendments, extensions, refinancings, renewals or replacements of such agreements; on the condition that, the encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in all material respects to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                  (ii) existing under or by reason of applicable law;

                  (iii) existing with respect to any Person or the property or assets of such Person acquired by the Parent Guarantor or any Restricted Subsidiary, existing at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                  (iv) in the case of restrictions relating to the transfers of property, restrictions that;

                           (A) restrict in a customary manner the subletting,
                  assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

                           (B) exist by virtue of any transfer of, agreement to
                  transfer, option or right with respect to, or Lien on, any property or assets of the Parent Guarantor or any Restricted Subsidiary not otherwise prohibited by this Indenture or

                           (C) arise or agreed to in the ordinary course of
                  business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent Guarantor or any Restricted Subsidiary in any manner material to the Parent Guarantor or any Restricted Subsidiary;

                  (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

                  (vi) contained in the terms of any Indebtedness (other than as contemplated by clause (i) above), or any agreement creating Indebtedness, of a Restricted Subsidiary entered into after the Issue Date if:

                           (A) the encumbrance or restriction applies only if
                  there is a payment default, a default with respect to a financial covenant, or an event of default resulting in the acceleration of the final maturity of such Indebtedness,

                           (B) the encumbrance or restriction is not materially
                  more disadvantageous to Holders of Notes than is customary in comparable financings (as determined by the Company), and

                           (C) the Company determines that the encumbrance or
                  restriction shall not materially affect the ability to pay interest on the Notes at their Stated Maturity or principal and accrued and unpaid interest on the Notes at their final Stated Maturity.

                  (c) The Parent Guarantor and its Restricted Subsidiaries are not precluded from:

                  (i) creating, Incurring, assuming or permitting to exist any Liens otherwise permitted under Section 4.13, or

                  (ii)restricting the sale of their assets that secure Indebtedness of the Parent Guarantor or its Restricted Subsidiaries.

SECTION 4.09.         INCURRENCE OF INDEBTEDNESS.

                  (a) The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness other than Indebtedness existing on the Issue Date; provided, however, that the Parent Guarantor and any Restricted Subsidiary may Incur Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 8.5 to 1 for Indebtedness Incurred on or prior to September 30, 2002, 8.0 to 1 for Indebtedness Incurred after September 30, 2002 and on or prior to September 30, 2003, and 7.5 to 1 for Indebtedness Incurred thereafter.

                  (b) Notwithstanding the provisions of clause (a) of this
Section 4.09, the Parent Guarantor and any Restricted Subsidiary (except as specified below) may Incur the following types of Indebtedness (including Acquired Indebtedness):

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

                  (i) additional Indebtedness under one or more Credit Agreements outstanding at any time in an aggregate principal amount not to exceed $1,550.0 million Incurred under this clause (i);

                  (ii)Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (iii),
         (iv), (v) or (vii) of this Section 4.09(b), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, accrued dividends, fees and expenses), but only if such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature or have a mandatory redemption or repurchase date prior to the final Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and on the condition that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (ii);

                  (iii) Indebtedness represented by the Notes issued hereunder, the Exchange Notes, including in each case, the Guarantees of the Notes, and the Guarantees of any Additional Notes that may be issued in the such in accordance with this Indenture; PROVIDED, HOWEVER, that if any Additional Notes are issued prior to October 15, 2003, the Company shall deposit in the Interest Reserve Account funds sufficient to pay, when due, all cash interest payments accruing on such Additional Notes on or prior to October 15, 2003;

                  (iv)Indebtedness

                           (A) in respect of performance, surety or appeal bonds
                  provided in the ordinary course of business,

                           (B) under Currency Agreements and Interest Rate
                  Agreements, but only if such agreements (I) are designed solely to protect the Parent Guarantor or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, or

                           (C) arising from agreements providing for
                  indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the

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                  Parent Guarantor or any Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Parent Guarantor (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Parent Guarantor for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Parent Guarantor or any Restricted Subsidiary in connection with such disposition;

                  (v) Guarantees of Indebtedness of the Parent Guarantor or the Company by any Restricted Subsidiary or by the Parent Guarantor or the Company of Indebtedness of any Restricted Subsidiary so long as such Indebtedness was permitted to be Incurred under another provision of this Section 4.09(b);

                  (vi) Indebtedness of the Parent Guarantor or the Company not to exceed, at any time outstanding, the sum of:

                           (A) two times the sum of

                           (1) Net Cash Proceeds received by the Company after
                  the Issue Date from the issuance and sale of (A) its Common Stock or Preferred Shares convertible or exchangeable solely into shares of such Common Stock (in either case, other than Disqualified Stock), (B) the Parent Guarantor's Common Stock or Preferred Shares convertible or exchangeable solely into shares of such Common Stock (in either case, other than Disqualified Stock) or (C) the sale of any Capital Stock (other than Disqualified Stock) of the Company or the Parent Guarantor to any Permitted Holder (such Capital Stock in (A),
                  (B) or (C) being "Qualifying Capital Stock"), to the extent such Net Cash Proceeds are contributed to the Company, to a Person that is not a Restricted Subsidiary of the Parent Guarantor to the extent such Net Cash Proceeds have not been used pursuant to clause (4)(c)(ii) of Section 4.07(a), or clause (7) of Section 4.07(b); and

                           (2) 80% of the Fair Market Value of property other
                  than cash received by the Parent Guarantor or the Company after the Issue Date from the issuance and sale of its Qualifying Capital Stock to a Person that is not a Restricted Subsidiary of the Parent Guarantor; and

                           (B) the sum of

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                           (1) Net Cash Proceeds received by the Company after
                  the Issue Date from the issuance and sale of either any of its Capital Stock (other than Qualifying Capital Stock and Disqualified Stock), or the Parent Guarantor's Capital Stock (other than Qualifying Capital Stock and Disqualified Stock) to the extent such Net Cash Proceeds are contributed to the Company, to a Person that is not a Restricted Subsidiary of the Parent Guarantor to the extent such Net Cash Proceeds have not been used pursuant to clause (4)(c)(ii) of Section 4.07(a), or clause (7) of Section 4.07(b); and

                           (2) 80% of the Fair Market Value of property other
                  than cash received by the Parent Guarantor or the Company after the Issue Date from the issuance and sale of its Capital Stock (other than Qualifying Capital Stock and Disqualified Stock) to a Person that is not a Restricted Subsidiary of the Parent Guarantor;

                  (vii) intercompany Indebtedness (other than any Guarantee to the extent addressed in clause (v) above) by or among the Parent Guarantor and its Restricted Subsidiaries; PROVIDED, HOWEVER, that (A) if the Company or the Parent Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations in respect of the Notes or the Parent Guarantor's Guarantee of the Notes, as the case may be, and
         (B)(1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or another Restricted Subsidiary of the Parent Guarantor and
         (2) any sale or other transfer of any such Indebtedness to a Person other than the Parent Guarantor, the Company or another Restricted Subsidiary of the Parent Guarantor shall be deemed, in each case, to constitute an Incurrence of Indebtedness by the Parent Guarantor, the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii); and

                  (viii) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $100.0 million.

                  (c) The maximum amount of Indebtedness that the Parent Guarantor or a Restricted Subsidiary may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

                  (d) For purposes of determining any particular amount of Indebtedness under this Section 4.09, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

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                  (e) For purposes of determining compliance with this Section
4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in Section 4.09(b) or would be entitled to be Incurred pursuant to Section 4.09(a), as of the date of Incurrence thereof, the Company shall, in its sole discretion, classify (or later classify or reclassify in whole or part, in its sole discretion), such item of Indebtedness in any manner that complies with this Section 4.09. Indebtedness under the Senior Credit Facility outstanding on the Issue Date shall be deemed to have been Incurred on such date in reliance on the exception set forth in clause (i) of Section 4.09(b) above. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness or the payment of dividends on Preferred Shares in the form of additional shares of the same class or series of Preferred Shares shall not be deemed an Incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10.         FUTURE SUBSIDIARY GUARANTORS.

                  The Parent Guarantor shall cause (1) each Domestic Restricted Subsidiary that Incurs Indebtedness and (2) each Foreign Restricted Subsidiary that Incurs Material Indebtedness to become a Subsidiary Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture pursuant to which that Restricted Subsidiary will guarantee payment of the Notes; PROVIDED, HOWEVER, that in the event that a Subsidiary Guarantor no longer has outstanding any Indebtedness, other than its Guarantee of the Notes (in the case of a Domestic Restricted Subsidiary) or Material Indebtedness, other than its Guarantee of the Notes (in the case of a Foreign Restricted Subsidiary), the Subsidiary Guaranty of that Subsidiary Guarantor shall terminate. Each Subsidiary Guaranty shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guaranty, as it relates to that Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.11.         ASSET SALES.

                  (a) The Parent Guarantor shall not be permitted to, and shall not permit any Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Parent Guarantor or its Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value, evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate in accordance with Sections 13.04 and 13.05 delivered to the Trustee, of the assets or Equity Interests issued or sold or otherwise disposed of; and

                  (ii)at least 75% of the consideration therefor received by the Parent Guarantor or its Restricted Subsidiary consists of:

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                           (A) cash or Cash Equivalents;

                           (B) the assumption of Indebtedness (other than
                  non-recourse Indebtedness or any Subordinated Indebtedness) of the Parent Guarantor or such Restricted Subsidiary or other obligations relating to such assets (accompanied by an irrevocable and unconditional release of the Parent Guarantor or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); or

                           (C) notes, other obligations or common stock received
                  by the Parent Guarantor or such Restricted Subsidiary from such transferee that are converted by the Parent Guarantor or such Restricted Subsidiary into cash or Cash Equivalents concurrently with the receipt of such notes or other obligations (to the extent of the cash actually received by the Parent Guarantor or its Restricted Subsidiary).

                  (b) In the event and to the extent that the Net Cash Proceeds received by the Parent Guarantor or any Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of twelve consecutive months exceeds 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company has been filed with the Commission) then the Parent Guarantor shall or shall cause the relevant Restricted Subsidiary, to:

                  (i) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets, to

                           (A) apply an amount equal to such excess Net Cash
                  Proceeds to permanently repay Senior Indebtedness of the Company or Senior Indebtedness of any Restricted Subsidiary in each case owing to a Person other than the Parent Guarantor or any Restricted Subsidiaries, or

                           (B) invest an equal amount, or the amount not so
                  applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) related, ancillary or complementary to the business of, the Company and its

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                  Restricted Subsidiaries existing on the date of such
                  Investment, and

                  (ii) apply, no later than the end of the 12-month period referred to in clause (i) of this Section 4.11, such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)), as provided in Section 4.11(c). The amount of such excess Net Cash Proceeds required to be applied, or to be committed to be applied, during such twelve-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "EXCESS PROCEEDS."

                  (c) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $10.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of Notes and the Holders of any Indebtedness ranking equally with the Notes and entitled to participate in such an Offer to Purchase on a pro rata basis, an aggregate principal amount of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount thereof, plus, in each case, accrued interest and Liquidated Damages, if any, to the Payment Date.

SECTION 4.12.         TRANSACTIONS WITH AFFILIATES.

                  (a) The Parent Guarantor shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly, engage in any transaction including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate except (1) upon fair and reasonable terms no less favorable to the Parent Guarantor or such Restricted Subsidiary than might reasonably be obtained in a comparable arm's-length transaction with an unrelated Person and (2)(A) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $10.0 million, such transaction is approved by at least a majority of the disinterested members of the Board of Directors, if any, of the Parent Guarantor and the Company, or (B) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $25.0 million, the Company obtains a written opinion as to the fairness to the Holders of the Notes of such transaction or series of related transactions issued by an investment banking, accounting or appraisal firm of national standing; PROVIDED, HOWEVER, that the requirements set forth in this clause (2) shall not apply in the case of exchanges of licenses and related assets between the Parent Guarantor or any Restricted Subsidiaries and AT&T Corp., AT&T Wireless Services, Inc., Dobson Communications Corporation and any of their respective Subsidiaries so long as the Fair Market Value of the licenses and related assets exchanged by the Parent Guarantor or any Restricted Subsidiaries shall not in any single transaction exceed $50.0 million.

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                  (b) The provisions of Section 4.12(a) shall not prohibit:

                  (i) any transaction solely between the Parent Guarantor and any Restricted Subsidiaries or solely between or among Restricted Subsidiaries;

                  (ii) the payment of reasonable and customary regular fees and indemnity payments to directors of the Parent Guarantor or the Company who are not employees of the Parent Guarantor or the Company and the payment of reasonable compensation and indemnity payments to officers of the Parent Guarantor and the Company;

                  (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Parent Guarantor and any other Person with which the Parent Guarantor files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

                  (iv) any Restricted Payments or Investments not prohibited by
         Section 4.07 hereof;

                  (v) any payments or other transactions contemplated by the Joint Venture Agreements, as in effect on the Issue Date; or

                  (vi) roaming or similar communications services agreement (x) among the Parent Guarantor and/or its Restricted Subsidiaries and a Qualified Joint Venture that is not a Restricted Subsidiary or (y) between a Qualified Joint Venture that is a Restricted Subsidiary and any of its Qualified Joint Venture Partners who are Affiliates of such Qualified Joint Venture; PROVIDED, HOWEVER, that in either case any such agreement is upon fair and reasonable terms no less favorable to the Parent Guarantor or such Restricted Subsidiary (which, in the case of clause (y) refers to the relevant Qualified Joint Venture) than could be obtained in a comparable arm's-length transaction with an unrelated Person.

SECTION 4.13.         LIENS.

                  The Parent Guarantor shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien of any kind securing Indebtedness that is either pari passu with the Notes or any Guarantee of the Notes, as the case may be, or that is Subordinated Indebtedness, upon any of their property or assets, now owned or hereafter acquired (other than Permitted Liens), unless all payments due under this Indenture and the Notes are secured equally and ratably with (or prior to, in the case of Subordinated Indebtedness) the obligations so secured until such time as such obligations are no longer secured by such Lien; PROVIDED, HOWEVER, that this restriction shall not apply to any Lien securing Acquired Indebtedness created prior to the Incurrence of such Indebtedness by the Parent Guarantor or any Restricted Subsidiary (and to successive extensions or refinancings thereof), where such Lien extends only to the assets

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that were subject to such Lien prior to the related acquisition by the Parent
Guarantor or its Restricted Subsidiary.

SECTION 4.14.         LIMITATION ON LAYERED INDEBTEDNESS

                  Neither the Parent Guarantor nor any Restricted Subsidiary of the Parent Guarantor shall directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and rank subordinate in right of payment to any other Indebtedness of the Parent Guarantor or that Restricted Subsidiary; PROVIDED, HOWEVER, that no Indebtedness shall be deemed to be subordinated solely by virtue of being unsecured.

SECTION 4.15.         CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, each of the Company and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or limited liability company existence, as the case may be, and the corporate, limited liability company, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, such Guarantor or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company, such Guarantor and the Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company and each Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiaries, if the Board of Directors of the Parent Guarantor or the Company shall each determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.16.         OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                  (a) If a Change of Control occurs, each Holder shall have the right to require the Company to make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for repurchase (the "CHANGE OF CONTROL PAYMENT").

                  (b) Within 30 Business Days following a Change of Control, the Company shall mail an Offer to Purchase to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "CHANGE OF CONTROL PAYMENT DATE") pursuant to the procedures set forth in Section 3.09 and described in the notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and

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regulations are applicable to the repurchase of the Notes as a result of a
Change of Control.

                  (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions of Notes properly tendered under the Change of Control Offer; (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate in accordance with Sections 13.04 and 13.05 stating the aggregate principal amount of Notes or portions of the Notes being purchased by the Company.

                  (d) The Paying Agent shall mail promptly to each Holder of Notes so tendered the Change of Control Payment for the Notes, and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02, promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, PROVIDED, HOWEVER, that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                  (e) The Change of Control provisions described in this Section
4.16 shall be applicable notwithstanding any other provisions of this Indenture.

                  (f) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer.

SECTION 4.17.         LIMITATIONS ON LINE OF BUSINESS.

                  The Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as is not material to the Parent Guarantor and its Restricted Subsidiaries, taken as a whole.

SECTION 4.18.         PAYMENTS FOR CONSENT.

                  Neither the Parent Guarantor nor any Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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SECTION 4.19.         LIMITATIONS ON USE OF PROCEEDS.

                  The Company shall purchase and pledge to the Trustee as security for the benefit of the Holders the Pledged Securities, in accordance with the Escrow Agreement, in an amount that will be sufficient upon receipt of the scheduled interest and/or principal payments on those Pledged Securities, in the opinion of a nationally recognized firm of independent public accountants that the Company may select, to provide for the payment in full of the first four scheduled interest payments due on the Notes. All funds in the Interest Reserve Account shall be disbursed only in accordance with the Escrow Agreement.

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.01.         MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  (a) Neither the Parent Guarantor nor the Company shall consolidate or merge with or into (whether or not the Parent Guarantor or the Company, as applicable, is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

                  (i) the resulting, surviving or transferee Person (the "SUCCESSOR PERSON") shall be a corporation organized and existing under the laws of the United States of America, or, any state or jurisdiction thereof;

                  (ii)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction on a pro forma basis the Company, or the Successor Person or resulting company, as the case may be, could Incur at least $1.00 of Indebtedness under Section 4.09(a); PROVIDED, HOWEVER, that this clause (iii) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary, in connection with which no consideration, other than Common Stock in the Successor Person or the Company and cash payable upon exercise of dissenters' rights or for fractional shares, shall be issued or distributed to the stockholders of the Parent Guarantor or the Company, as applicable;

                  (iv)the Successor Person assumes by supplemental indenture all of the obligations of the Parent Guarantor under its Guarantee of the Notes or the obligations of the Company on the Notes, as applicable, and in either case under this Indenture; and

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                  (v) the Company delivers to the Trustee an Officers'
         Certificate in accordance with Sections 13.04 and 13.05, attaching the arithmetic computations to demonstrate compliance with clause (iii) of this Section 5.01(a), and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been satisfied.

                  Clause (iii) of this Section 5.01(a) above shall not apply if, in the good faith determination of the Board of Directors of each of the Parent Guarantor and the Company, the principal purpose of the transaction is to change the state of incorporation of the Parent Guarantor or the Company, as the case may be, and the transaction does not have as one of its purposes the evasion of the foregoing limitations.

                  (b) Except in connection with an Asset Sale effected as a merger or conveyance, transfer or lease of all or substantially all of the assets of a Subsidiary Guarantor in which the Parent Guarantor or its applicable Restricted Subsidiary complies with Section 4.11, the Parent Guarantor shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

                  (i) the resulting, surviving or transferee Person (if not the Subsidiary Guarantor) will be a Person organized and existing under the laws of the jurisdiction under which that Subsidiary Guarantor was organized or under the laws of the United States of America, or any state thereof or the District of Columbia, and that Person will expressly assume, by a supplemental indenture in a form satisfactory to the Trustee, all the obligations of the Subsidiary, if any, under its Subsidiary Guaranty;

                  (ii)immediately after giving effect to that transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of the transaction as having been issued by that Person at the time of the transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (iii) the Company delivers to the Trustee an Officers' Certificate in accordance with Sections 13.04 and 13.05, attaching the arithmetic computations to demonstrate compliance with clause (i) of this Section 5.01(b), and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been satisfied.

                  (c) The provisions of Sections 5.01(a) and (b) shall not apply to:

                  (i) any merger of a Restricted Subsidiary of the Company with or into the Company or a Wholly Owned Restricted Subsidiary of the Company;

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                  (ii) a sale, lease or other disposition of all or
         substantially all of the property and assets of a Restricted Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary of the Company; or

                  (iii) the release of any Guarantor in accordance with the terms of its Guarantee of the Notes and this Indenture in connection with any transaction complying with the provisions of Section 4.11.

SECTION 5.02.         SUCCESSOR PERSON SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Parent Guarantor, the Company or a Subsidiary Guarantor in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Parent Guarantor, the Company or any such Subsidiary Guarantor, as the case may be, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company, and the provisions of this Indenture referring to the "Guarantor" shall refer instead to the Successor Person and not to any Guarantor), and may exercise every right and power of the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such Successor Person had been named as the Company or a Guarantor, as the case may be, herein; PROVIDED, HOWEVER, that the predecessor Company or Guarantor, as the case may be, shall not be relieved from the obligation to pay or Guarantee, respectively, the principal of and interest on the Notes except in the case of a sale of all or substantially all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.01.         EVENTS OF DEFAULT.

                  Each of the following events constitutes an "EVENT OF
DEFAULT":

                  (a) default in the payment when due of principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not prohibited by the provisions of Article Eleven hereof;

                  (b) default in the payment when due of interest on, or Liquidated Damages with respect to, any Note, whether or not prohibited by the provisions of Article Eleven hereof, and such default continues for a period of 30 days;

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                  (c) default in the performance or breach of the provisions of
         Section 5.01 hereof;

                  (d) default in the performance of any covenant set forth in the Escrow Agreement, or repudiation by the Company of any of its obligations under the Escrow Agreement or the unenforceability of the Escrow Agreement against the Company for any reason that in any one case or in the aggregate results in a material impairment of the rights intended to be afforded thereby;

                  (e) default in the performance of Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 or 4.18 (other than a default specified in clause (a), (b), (c) or (d) above and other than any failure to purchase the Notes) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

                  (f) the failure to comply for 60 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes with the other agreements contained in this Indenture or the Notes;

                  (g) there occurs with respect to any issue or issues of Indebtedness of the Parent Guarantor, the Company or any Significant Subsidiary having an outstanding principal amount of $20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created;

                  (i) an Event of Default that has caused the Holder thereof to declare such Indebtedness to be due and payable prior to its final Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration, and/or

                  (ii)the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (h) any final judgment or order (not covered by insurance) for the payment of money in excess of $20.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (i) a court having jurisdiction in the premises enters a decree or order for

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                  (i) relief in respect of the Parent Guarantor, the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

                  (ii) appointment of a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of the Parent Guarantor, the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or

                  (iii) the winding up or liquidation of the affairs of the Parent Guarantor, the Company or any Significant Subsidiary and,in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (j) the Parent Guarantor, the Company or any Significant Subsidiary

                  (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

                  (ii)consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or

                  (iii) effects any general assignment for the benefit of creditors.

SECTION 6.02.         ACCELERATION.

                  (a) If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Company), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, by written notice to the Company (and, if such notice is given by such Holders, to the Trustee), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, accrued interest and Liquidated Damages, if any, on the Notes to be immediately due and payable; PROVIDED, HOWEVER, that so long as any Senior Indebtedness is outstanding, the acceleration will not be effective until the earlier of (a) an acceleration of any Senior Indebtedness or (b) five Business Days after the Company's receipt of written notice of the acceleration of the Notes. Upon such declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, shall be immediately due and payable; PROVIDED, HOWEVER, that so long as the Senior Credit Facility is in effect, such declaration shall not become effective until five Business Days after the receipt of the acceleration notice by the agent thereunder and the Company.

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                  (b) In the event of a declaration of acceleration because an
Event of Default set forth in clause (g) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (g) shall be remedied or cured or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

                  (c) Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Company, the Parent Guarantor or any Guarantor that is a Significant Subsidiary, the principal of, premium, if any, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes then outstanding shall be due and payable immediately without further action or notice on the part of the Trustee or any Holder.

SECTION 6.03.         OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.         WAIVER OF PAST DEFAULTS.

                  At any time after declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults, and rescind and annul a declaration of acceleration and its consequences if:

                  (a) all existing Events of Default, other than the nonpayment of the principal of, premium, interest or Liquidated Damages, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

                  (b) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no

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such waiver shall extend to any subsequent or other Default or Event of
Default or impair any right consequent thereto.

SECTION 6.05.         CONTROL BY MAJORITY.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received for Holders of Notes.

SECTION 6.06.         LIMITATION ON SUITS.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.         RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, interest and Liquidated Damages, if any, on such Note, on or after the respective due dates expressed in the Note

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(including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.         COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, interest and Liquidated Damages, if any, on the remaining unpaid on such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.         TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.         PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

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                  FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest, and Liquidated Damages, if any, respectively; and

                  THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.         UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

SECTION 6.12.         RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.13.         RIGHTS AND REMEDIES CUMULATIVE.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or

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employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14.         DELAY OR OMISSION NOT WAIVER.

                  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 7.

                                     TRUSTEE

SECTION 7.01.         DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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                  (iii) the Trustee shall not be liable with respect to any
         action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e), (f) and (g) of this Section and Section 7.02.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or Incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall not be charged with notice or knowledge of any Default or Event of Default (other than an Event of Default under Section 6.01(a) or (b) hereof) unless a Responsible Officer of the Trustee receives at its Corporate Trust Office written notice thereof.

SECTION 7.02.         RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate in accordance with Sections 13.04 and 13.05 or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or omits to take in accordance with the written direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time,

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method and place of conducting any proceeding for any remedy available to the
Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

SECTION 7.03.         INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.         TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

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SECTION 7.05.         NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.         REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after each May 15 beginning with May 15, 2002, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.         COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses Incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable fees and disbursements of counsel) Incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense or a portion thereof may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so

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notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss liability or expense Incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have, and the Company hereby grants, a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee Incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.         REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

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                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. Subject to the Lien provided for in Section
7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; PROVIDED, HOWEVER, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.         SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking corporation, the Successor Person or national banking corporation without any further act shall be the successor Trustee.

SECTION 7.10.         ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b) PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any

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indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusions set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.         PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.         OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate complying with
Section 13.04 and 13.05 delivered to the Trustee, at any time, elect to have
Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.         LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the Company's rights of optional redemption under Section 3.07, (d) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (e) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

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SECTION 8.03.         COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, and 4.17 hereof, and the operation of
Section 5.01(c) hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.         CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The Company may exercise Legal Defeasance or Covenant Defeasance if:

                  (a) the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and accrued interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity of such payments in accordance with the terms of the Notes and this Indenture;

                  (b) the Company has delivered to the Trustee

                (i)   either

                           (A) an Opinion of Counsel to the effect that Holders
                  shall not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Article Eight and shall be subject to federal income tax on the same amount and in the same

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                  manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or

                           (B) a ruling directed to the Trustee received from
                  the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and

                (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 93 days following the deposit (except with respect to any trust funds for the account of any Holder who may be deemed an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

                  (c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, and

                  (d) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes shall not be delisted as a result of such deposit, defeasance and discharge.

                  (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.04 have been satisfied in accordance with Sections 13.04 and 13.05.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium,

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interest and Liquidated Damages, if any, on such Notes but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.         REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, interest and Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, premium, interest and Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07.         REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in

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accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED,
HOWEVER, that, if the Company makes any payment of principal of, premium, if any, interest, or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.         WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 9.02 of this Indenture, the Parent Guarantor, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a
Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

                  (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

PROVIDED, HOWEVER, that no amendment may be made to Article Eleven hereof that adversely affects the rights of any Holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless the Holders of such Senior Indebtedness (or their Representative) consents to such change.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

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SECTION 9.02.         WITH CONSENT OF HOLDERS OF NOTES.

                  (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.11 and 4.16 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, except a payment default resulting solely from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                  (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  (c) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (d) After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                (i) change the Stated Maturity of the principal of, or any installment of interest on, any Notes,

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                (ii)  reduce the principal amount of, premium, if any, interest or Liquidated Damages, if any, on any Notes,

                (iii) change the place or currency of payment of principal of premium, if any, interest or Liquidated Damages, if any, on any Notes,

                (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Notes,

                (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture,

                (vi) waive a default in the payment of principal of, premium, or interest or Liquidated Damages, if any, on, the Notes, or

                (vii) reduce the percentage of aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

                  (e) Without the consent of the Holders of 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment may:

                (i) make any change to the provisions of Article Eleven hereof that adversely affects the rights of any Holder of Notes; or

                (ii) modify a Guarantee in any manner adverse to the Holders of Notes.

SECTION 9.03.         COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.         REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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SECTION 9.05.         NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.         TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.

                             GUARANTEES OF THE NOTES

SECTION 10.01.        GUARANTEES.

                  Subject to Articles Ten and Eleven, each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest on or Liquidated Damages in respect of, the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "GUARANTEED OBLIGATIONS") by executing a Guarantee. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under Articles Ten or Eleven notwithstanding any extension or renewal of any Guaranteed Obligation.

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                  Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for non-payment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

                  Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company's or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

                  Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  Each Guarantor agrees, and each Holder by accepting a Guarantee agrees, that the obligations of each Guarantor under its Guarantee pursuant to this Article Ten, shall be junior and subordinated to the Senior Indebtedness of such Guarantor (including without limitation, guarantees of Obligations arising under the Senior Credit Facility) on the same basis as the Notes are junior and subordinated to the Senior Indebtedness. For purposes of the foregoing sentence, the Trustee and the Holders shall have the rights to receive and/or retain payments by any of the Guarantors, or to take or sustain any enforcement actions with respect to such Guarantees, only at such times as they may receive and/or retain payments or undertake and sustain enforcement actions in respect of the Notes pursuant to Article Eleven.

                  Except as expressly set forth in Sections 8.01, 10.02, and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without

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limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

                  Each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations (except as otherwise provided in Section 12.01). Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations,
(ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article Eleven. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article Six (including, without limitation, with respect to the notice required to be given to holders of Senior Indebtedness under Section 6.02) for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Six, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 10.01.

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                  Each Guarantor also agrees to pay any and all costs and
expenses (including reasonable attorneys' fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

                  Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02.        ADDITIONAL GUARANTEES.

                  The Company shall cause any Subsidiary that is designated as a Restricted Subsidiary in accordance with this Indenture to promptly (a) execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a senior subordinated, unsecured basis, all of the Company's obligations under the Notes and this Indenture on the terms set forth herein and therein and (b) deliver to the Trustee an Opinion of Counsel and an Officers' Certificate in accordance with Sections 13.04 and 13.05 to the effect that, such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary Guarantor and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

SECTION 10.03.        LIMITATION ON GUARANTOR LIABILITY.

                  (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  (b) A Guarantee as to any Guarantor shall terminate and be of no further force or effect and such Guarantor shall be deemed to be released from all obligations under this Article Ten (i) in the event that such Guarantor no longer has outstanding, other than the Guarantee, any Indebtedness (in the case of a Domestic Restricted Subsidiary) or Material Indebtedness (in the case of a Foreign Restricted Subsidiary) or (ii) upon (x) the merger or consolidation of such Guarantor with or into any Person other than the Company or a Subsidiary or Affiliate of the Company where such Guarantor is not the surviving entity of such consolidation or merger or (y) the sale by the Company or any Subsidiary of the Company (or any pledgee of the Company) of a majority of the Capital Stock of such Guarantor, where, after such sale, such Guarantor is no longer a Subsidiary of the Company; provided, however, that each such merger, consolidation or

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sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with Section 4.11 and Section 5.01(b). At the written request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.04.        SUCCESSORS AND ASSIGNS.

                  This Article Ten shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.05.        NO WAIVER.

                  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

SECTION 10.06.        MODIFICATION.

                  No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                   ARTICLE 11.

                                  SUBORDINATION

SECTION 11.01.        AGREEMENT TO SUBORDINATE.

                  The Company and each Guarantor agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by, and all "payments" on and "distributions" on or with respect to, the Notes and any Guarantee of the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Eleven, to the prior payment in full of all Senior Indebtedness (whether outstanding on

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the date hereof or hereafter created, Incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior
Indebtedness.

SECTION 11.02.        LIQUIDATION; DISSOLUTION; BANKRUPTCY.

                  Upon any payment or distribution to creditors of the Company or any Guarantor in a liquidation or dissolution of the Company or the Guarantors or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Guarantor or their respective property, an assignment for the benefit of creditors or any marshaling of the Company's and any Guarantor's assets and liabilities, the holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders of Notes shall be entitled to receive any payment or distribution with respect to the Notes or any Guarantee of the Notes, and until all Obligations with respect to Senior Indebtedness are paid in full, any payment or distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Indebtedness (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the Interest Reserve Account or the trust described under Article Eight if such funds were deposited in accordance with, and to the extent permitted by, this Article Eleven).

SECTION 11.03.        DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS.

                  (a) The Company and the Guarantors may not make any payments or distributions with respect to the Notes or any Guarantee of the Notes if (i) any Designated Senior Indebtedness is not paid when due (whether at maturity, by acceleration, lapse of time, demand or otherwise) or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Company and the Guarantors may and shall pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing.

                  (b) If a default exists (or arises as a result of any payment or distribution with respect to the Notes or Guarantee of the Notes) (other than a default described in clause (i) or (ii) of clause (a) above) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company and the Guarantors may not pay the Notes or Guarantees of the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Trustee (with a copy to the Company) of written

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notice (a "PAYMENT BLOCKAGE NOTICE") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period. Upon such receipt, payments on the Notes and Guarantees of the Notes shall be permitted and required to resume,

                (i) in the case of a payment default, upon the date on which such default is cured or waived, and,

                (ii) in the case of a nonpayment default, 179 days thereafter (or earlier if such Payment Blockage Period is terminated (A) by written notice to the Trustee and the Company from the Person or Persons who gave such Payment Blockage Notice that such default has been cured or waived, (B) because the default giving rise to such Payment Blockage Notice is no longer continuing or (C) because such Designated Senior Indebtedness has been repaid in full, unless the maturity of the Designated Senior Indebtedness has been accelerated).

                  (c) Notwithstanding the provisions of clause (b) of this
Section 11.03 (but subject to the first sentence of clause (a) of this Section 11.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days. Following the expiration of any period during which the Company is prohibited from making payments on the Notes pursuant to a Payment Blockage Notice, the Company shall be obligated to resume making any and all required payments in respect of the Notes, including any missed payments, unless the maturity of any Designated Senior Indebtedness has been accelerated, and such acceleration remains in full force and effect.

                  (d) The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Indebtedness or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness or the application of the other provisions provided in this Article Eleven.

                  (e) So long as any Indebtedness is outstanding under the Senior Credit Facility, only the Administrative Agent under such Senior Credit Facility shall be permitted to effect a Payment Blockage Period.

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SECTION 11.04.        ACCELERATION OF NOTES.

                  If payment of the Notes is accelerated because of a Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 11.05.        WHEN DISTRIBUTION MUST BE PAID OVER.

                  In the event that the Trustee receives or is holding, or any Holder receives, any payment or distribution with respect to the Notes or any Guaranty of the Notes, and such payment is prohibited by Section 11.02 or 11.03 hereof (except with respect to payments made from the Interest Reserve Account or the trust described under Article Eight if such funds were deposited in accordance with, and to the extent permitted by, this Article Eleven), such payment or distribution shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to the Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall mistakenly pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eleven, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.06.        NOTICE BY THE COMPANY.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes or Guarantees of the Notes to violate this Article Eleven, but failure to give such notice shall not affect the subordination of the Notes or the Guarantees of the Notes to the Senior Indebtedness as provided in Articles Ten and Eleven.

SECTION 11.07.        SUBROGATION.

                  After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Indebtedness to receive

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distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article Eleven to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

                  If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under the Senior Indebtedness, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full; PROVIDED, HOWEVER, that such payments or distributions shall be paid first pro rata to Holders that previously paid amounts then pro rata to all Holders.

SECTION 11.08.        RELATIVE RIGHTS.

                  This Article Eleven defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                  (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal, premium, interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

                  (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                  (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

                  If the Company fails because of this Article Eleven to pay principal, premium, interest and Liquidated Damages, if any, on a Note on the due date, the failure is still a Default.

SECTION 11.09.        SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY.

                  No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

                  Subject to the other provisions of this Indenture, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders, and without

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impairing or releasing the subordination provided in Articles Ten and Eleven, or the obligations hereunder of the Holders to the holders of the Senior Indebtedness, do any one or more of the following: (a) change in the manner, place, or terms of payment, or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding or secured; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing the Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and
(d) exercise or refrain from exercising any rights against the Company, the Guarantor or any other Person; PROVIDED, HOWEVER, that this provision shall not in any way permit the Company or any Guarantor to take any action otherwise prohibited by the Indenture.

SECTION 11.10.        DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company or any Guarantor referred to in this Article Eleven, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution (so long as the existence of the subordination provisions of Articles Ten and Eleven have been brought to the attention of such court, Representative, liquidating trustee or agent, or other Person), the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

SECTION 11.11.        RIGHTS OF TRUSTEE AND PAYING AGENT.

                  Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge or notice of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes (subject to the requirement under Section 11.05 that the Trustee hold any payment made in violation of Sections 11.02 and 11.03), unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office prior to the due date of such payment written notice of facts that would cause the payment of any principal, premium, interest and Liquidated Damages, if any, with respect to the Notes to violate this Article Eleven. Only the Company or a Representative may give the notice. Nothing in this Article Eleven shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.


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                  The Trustee in its individual or any other capacity may hold
Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 11.12.        AUTHORIZATION TO EFFECT SUBORDINATION.

                  Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Eleven, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes and the Trustee shall have no liability therefor.

SECTION 11.13.        TRUST MONEYS NOT SUBORDINATED.

                  Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Securities held in the Interest Reserve Account and in trust under Article Eight hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of the Escrow Agreement and Article Eight hereof, respectively, and not in violation of Section 11.03 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Eleven, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

SECTION 11.14.        PAYMENT AND DISTRIBUTION.

                  For purposes of this Article Eleven, the term "payment" and/or "distribution" means any payment or distribution (whether direct or indirect, whether in cash, property, securities, or otherwise, and whether obtained or distributed by set-off, liquidation, bankruptcy distribution, settlement, or otherwise) made by any Person (including, without limitation, any payments or distributions made pursuant to Section 4.16(f) or by any court or governmental body or agency, any trustee in bankruptcy, or any liquidating trustee) with respect to any Note or any Guarantee of the Notes or otherwise under this Indenture, including, without limitation, payment of principal, premium, interest, or Liquidated Damages, if any, on the Notes or any payments under or with respect to any Guarantee of the Notes, any depositing of funds with the Trustee or any Paying Agent (including, without limitation, a deposit in respect of defeasance or redemption, but expressly excluding the Internet Reserve Account), any payment on account of any optional or mandatory redemptions or repurchase provisions, any payment or recovery on any claim under the Indenture, any Guarantee of the Notes, any Note, or


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relating to or arising out of the offer, sale, or purchase of any Note (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability); provided that, for the purposes of this Article Eleven, all Obligations now or hereafter existing under any Senior Indebtedness, (including, without limitation, the Senior Credit Facility, any Interest Rate Protection Agreements, Currency Agreements, or agreements with respect to the issuance of letters of credit) shall not be deemed to have been paid in full unless the holders thereof shall have received payment in full and all commitments thereunder and all letters of credit issued thereunder have expired.

SECTION 11.15.        NO CLAIMS.

                  No holder of the Subordinated Indebtedness shall have any claim to any property or assets of the Company, any Guarantor, or any Subsidiary of the Company or any Guarantor, unless and until the Senior Indebtedness shall have been fully paid and satisfied; except with respect to the Lien on the Pledged Securities in the Interest Reserve Account.

SECTION 11.16.        ACKNOWLEDGEMENT OF HOLDERS.

                  Each holder of Subordinated Indebtedness by accepting a Note or Guarantee of the Notes acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes or the Guarantees of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 12.

                           SATISFACTION AND DISCHARGE

SECTION 12.01.        SATISFACTION AND DISCHARGE OF INDENTURE.

                  This Indenture shall be discharged and cease of to be of further effect (subject to Section 8.07 and except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                  (a) either

                (i) all the Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in


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         trust by the Company and thereafter repaid to the Company or discharged from the trust, have been delivered to the Paying Agent for cancellation; or

                (ii) all Notes not theretofore delivered to the Paying Agent for cancellation have become due and payable or will become due and payable within one year at their stated maturity or are to be called for redemption within one year under arrangements acceptable to the Trustee and the Company have irrevocably deposited or caused to be deposited with the Paying Agent cash in non-callable U.S. Government Securities sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Paying Agent for cancellation, for principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Paying Agent to apply those funds to the payment of those amounts at maturity or redemption, as applicable,

                  (b) the Company have paid all other sums payable under this Indenture; and

                  (c) the Company have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in accordance with Sections 13.04 and
13.05 stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations under Section 7.07 and 7.10 and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section 12.01, the obligations of the Trustee under Section 12.02 and Section 2.04 shall survive.

SECTION 12.02.        APPLICATION OF TRUST MONEY.

                  Subject to the provisions of Section 2.04, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


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                                   ARTICLE 13.

                                  MISCELLANEOUS

SECTION 13.01.        TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02.        NOTICES.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next-day delivery, to the others' address.

                  If to the Company or any Guarantor:

                  American Cellular Corporation
                  Suite 200, 13439 North Broadway Extension
                  Oklahoma City, Oklahoma  73114
                  Telecopier No.:  (405) 529-8515
                  Attention: Chief Financial Officer

                  With a copy to:

                  McAfee & Taft
                  211 North Robinson Road, 10th Floor
                  Oklahoma City, Oklahoma  73102
                  Telecopier No.:  (405) 228-7421
                  Attention:  Theodore M.  Elam

                  If to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York 10036
                  Telecopier No.:  (212) 852-1626
                  Attention:  Corporate Trust Administration

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Except as provided below, all notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail,


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postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 13.03.        COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
NOTES.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.        CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and


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                  (b) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.        STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.        RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No recourse for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.


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


SECTION 13.08.        GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09.        NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.        SUCCESSORS.

                  All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.        SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.        COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.        TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                  IN WITNESS WHEREOF, the Parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                    AMERICAN CELLULAR CORPORATION


                                    By: /s/ Everett R. Dobson
                                       ---------------------------
                                    Name:   Everett R. Dobson
                                    Title:  President


                                    ACC ACQUISITION LLC,
                                    as Parent Guarantor


                                    By: /s/ Everett R. Dobson
                                       ---------------------------
                                    Name:   Everett R. Dobson
                                    Title:  President and Manager

                     ACC OF KENTUCKY LLC, ACC KENTUCKY LICENSE LLC, ACC OF MICHIGAN CORPORATION, ACC MICHIGAN LICENSE LLC, ACC OF MINNESOTA CORPORATION, ACC MINNESOTA LICENSE LLC, ACC NEW YORK LICENSE I LLC, ACC NEW YORK LICENSE II LLC, ACC NEW YORK LICENSE III LLC, ACC OF OHIO CORPORATION, ACC OHIO LICENSE LLC, ACC OF PENNSYLVANIA LLC, ACC PENNSYLVANIA LICENSE LLC, ACC OF TENNESSEE LLC, ACC TENNESSEE LICENSE LLC, ACC OF WAUSAU CORPORATION, ACC WAUSAU LICENSE LLC, ACC OF WEST VIRGINIA CORPORATION, ACC WEST VIRGINIA LICENSE LLC, ACC OF WISCONSIN LLC, ACC WISCONSIN LICENSE LLC, ALEXANDRA CELLULAR CORPORATION, AMERICAN CELLULAR WIRELESS LLC, CHILL CELLULAR CORPORATION, DUTCHESS COUNTY CELLULAR TELEPHONE CO., INC., PCPCS CORPORATION, as Subsidiary Guarantors

                                    By: /s/ Bruce R. Knooihuizen
                                       ---------------------------
                                    Name:   Bruce R. Knooihuizen
                                    Authorized Representative



                                    UNITED STATES TRUST COMPANY

                                    OF NEW YORK,
                                    as Trustee


                                    By: /s/ Louis P. Young
                                       ---------------------------
                                    Name:   Louis P. Young
                                    Title:  Vice President

                                    EXHIBIT A
                                 (Face of Note)



                    9 1/2% SENIOR SUBORDINATED NOTES DUE 2009



CUSIP

NO.                                                             $

                          AMERICAN CELLULAR CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of _________________ Dollars ($______________) on October 15, 2009.

Interest Payment Dates:  April 15 and October 15, commencing October 15, 2001.

Record Dates:  April 1 and October 1.

                                    AMERICAN CELLULAR CORPORATION


                                    By:
                                       ---------------------------
                                       Name:
                                       Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture

UNITED STATES TRUST COMPANY
OF NEW YORK,
as Trustee

By:
   ----------------------------

Authorized Signatory

Dated:
================================================================================

                                 (Back of Note)


                    9 1/2% Senior Subordinated Notes due 2009

         [THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
         (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

                  THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE


-------------------------------
(1) Used on Global Note only.

         "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IT IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (A)(1), (2),
         (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH AMERICAN CELLULAR CORPORATION WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION
         DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AMERICAN CELLULAR CORPORATION, (B) PURSUANT TO A REGISTRATION
         STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF
         SUBPARAGRAPHS (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE (WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF LESS THAN $100,000 PRINCIPAL AMOUNT OF NOTES, AN OPINION OF COUNSEL ACCEPTABLE
         TO AMERICAN CELLULAR

         CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT AMERICAN CELLULAR CORPORATION SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE GOVERNING THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         [THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.](2)

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. American Cellular Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.500% per annum until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 14, 2001; PROVIDED, HOWEVER, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such


------------------------------
(2) Used on Regulation S Temporary Global Note only.

next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be October 15, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any, proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the interest payment date, even if such Notes are cancelled after such record date and on or before such interest payment date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the relevant Global Note and, with respect to certificated Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered Holders of certificated Notes or, if no such instructions are specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 14, 2001 ("Indenture") between the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                  5. OPTIONAL REDEMPTION

                  (a) At any time prior to October 15, 2005, the Notes may be redeemed, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding Notes.

                  (b) On or after October 15, 2005, the Company may redeem the Notes at any time, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:


                   YEAR                                     PERCENTAGE
                   ----                                     ----------
                   2005                                      104.750%
                   2006                                      103.167%
                   2007                                      101.583%
                   2008 and thereafter                       100.000%

                  (c) Notwithstanding the provisions of clauses (a) and (b) of
Section 3.07 of the Indenture, on or prior to April 15, 2004, the Company shall be permitted to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date fixed for redemption, with the net cash proceeds of one or more Equity Offerings by either the Company or by the Parent Guarantor to the extent that the proceeds thereof are contributed to the Company; PROVIDED, HOWEVER, that (1) at least 65% of the aggregate principal amount of the Notes issued on the Issue Date remains outstanding immediately after the occurrence of the redemption; and (2) each redemption occurs within 180 days after the date of the closing of such Equity Offering.

                  6. MANDATORY REDEMPTION.

                  The Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  7. REPURCHASE AT OPTION OF HOLDER.

                  (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) If the Parent Guarantor or a Restricted Subsidiary consummates an one or more Asset Sales the Net Cash Proceeds of which in any period of twelve consecutive months exceeds 10% of Adjusted Consolidated Net Tangible Assets

(determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company has been filed with the Commission) then the Parent Guarantor shall or shall cause the relevant Restricted Subsidiary, to (a) within twelve months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets, to (i) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or Senior Indebtedness of any Restricted Subsidiary in each case owing to a Person other than the Parent Guarantor or any Restricted Subsidiaries, or (ii) invest an equal amount, or the amount not so applied pursuant to clause (i) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) related, ancillary or complementary to the business of, the Company and its Restricted Subsidiaries existing on the date of such Investment, and (b) apply, no later than the end of the 12-month period referred to in clause (a) above, such excess Net Cash Proceeds (to the extent not applied pursuant to clause (a)), as provided below. The amount of such excess Net Cash Proceeds required to be applied, or to be committed to be applied, during such twelve-month period as set forth in clause
(a) and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                  If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase totals at least $10.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of Notes and the Holders of any Indebtedness ranking equally with the Notes and entitled to participate in such an Offer to Purchase on a pro rata basis, an aggregate principal amount of Notes and such other Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount thereof, plus, in each case, accrued interest and Liquidated Damages, if any, to the Payment Date.

                  8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes, or portions thereof called for redemption.

                  9. SUBORDINATION. The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid in full before the Notes may be paid. The Company and each Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

                  10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

                  11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. The consent of the Holders of at least two-thirds in principal amount of the then outstanding Notes voting as a single class is required to modify the provisions of the Indenture relating to subordination and the Guarantees, in each case so as to adversely affect the rights of any Holder. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, or sale of substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  13. DEFAULTS AND REMEDIES. Events of Default include, in summary form: (a) default in payment when due of the principal of or premium, if any, on the Notes; (b) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (c) default in the performance of the provisions of Sections 5.01 of the Indenture; (d) default in the performance of the Escrow Agreement; (e) default for 30 days after notice in the performance of Section 4.03, 4.07, 4.08, 4.09, 4.10, 4.12, 4.13, 4.14, 4.16, 4.17 and 4.18
of the Indenture; (f) failure by the Company or any Restricted Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (g) the nonpayment within any applicable grace period after the final maturity, or the acceleration by the Holders because of a default, of Indebtedness of the Parent Guarantor, the Company or any Significant Subsidiary, and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million; (h) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 30 consecutive days; and (g) certain events of bankruptcy or insolvency with respect to the Parent
Guarantor, the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable, subject to certain conditions. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  14. DEFEASANCE. The Indenture and the obligations under the Notes may be defeased (subject to certain exceptions) or the Company may cease to comply with certain covenants of the Indenture, upon satisfaction of the conditions specified in Article 8 of the Indenture.

                  15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  16. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

                  19. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 14, 2001, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  20. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  American Cellular Corporation
                  13439 N. Broadway Extension, Suite 200
                  Oklahoma City, Oklahoma 73114
                  Attention: Treasurer

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:
     --------------
                                          Your Signature:
                                                         -----------------------
                                          (Sign exactly as your name appears on
                                          the face of this Note)


                                          Signature Guarantee:
                                                              ------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.16 of the Indenture, check the box below:

                  [ ] Section 4.11              [ ] Section 4.16

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $________







Date:                           Your Signature:
     -------------                             -------------------------------
                               (Sign exactly as your name appears on the Note)

                                Signature Guarantee:
                                                    --------------------------

                                Tax Identification No:
                                                      ------------------------

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                         Principal Amount
                        Amount of decrease in  Amount of increase in          of this             Signature of
                          Principal Amount        Principal Amount          Global Note        authorized officer
                               of this                of this             following such          of Trustee or
   Date of Exchange          Global Note            Global Note       decrease (or increase)        Custodian
-----------------------------------------------------------------------------------------------------------------











                                    EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

American Cellular Corporation
13439 N. Broadway Extension, Suite 200
Oklahoma City, Oklahoma 73114

United States Trust Company of New York
114 West 47th Street
New York, New York 10036

                  Re: 9 1/2% Senior Subordinated Notes due 2009 of American Cellular Corporation

                  Reference is hereby made to the Indenture, dated as of March 14, 2001 (the "INDENTURE"), between American Cellular Corporation, as issuer (the "COMPANY"), the Guarantors named therein and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ______________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to __________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE SHALL TAKE DELIVERY OF A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of

Exhibit D to the Indenture, and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. [ ] CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                                     ---------------------------
                                                     [Insert Name of Transferor]


                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:
Dated:
      ----------,------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

         (a)      [ ] a beneficial interest in the:

                  (i)     [ ]  144A Global Note (CUSIP  ___), or

                  (ii)    [ ]  Regulation S Global Note (CUSIP  ___), or

                  (iii)   [ ]  a Restricted Definitive Note.

         2.       After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

                  (a)     [ ] a beneficial interest in the:

                          (i)    [ ]  144A Global Note (CUSIP  ___), or

                          (ii)   [ ]  Regulation S Global Note (CUSIP  ___), or

                          (iii)  [ ]  Unrestricted Global Note (CUSIP  ___); or

                  (b)     [ ] a Restricted Definitive Note; or

                  (c)     [ ] an Unrestricted Definitive Note,

              in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

American Cellular Corporation
13439 N. Broadway Extension, Suite 200
Oklahoma City, Oklahoma 73114

United States Trust Company of New York
114 West 47th Street
New York, New York 10036

                  Re: 9 1/2% Senior Subordinated Notes due 2009 of American
                      Cellular Corporation


                              (CUSIP______________)


                  Reference is hereby made to the Indenture, dated as of March 14, 2001 (the "INDENTURE"), between American Cellular Corporation, as issuer (the "COMPANY"), and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ____________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive
Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

                  [ ] 144A Global Note,

                  [ ] Regulation S Global Note,

                  with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            -----------------------------------
                                            [Insert Name of Owner]


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

Dated:
      -------------------, --------

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

American Cellular Corporation
13439 N. Broadway Extension, Suite 200
Oklahoma City, Oklahoma 73114

United States Trust Company of New York
114 West 47th Street
New York, New York 10036


                  Re:  9 1/2% SENIOR SUBORDINATED NOTES DUE 2009

                  Reference is hereby made to the Indenture, dated as of March 14, 2001 (the "INDENTURE"), by and between American Cellular Corporation as issuer (the "COMPANY"), and United States Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a)  [ ] a beneficial interest in a Global Note, or

                  (b)  [ ] a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of

Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                       -----------------------------------------
                                       [Insert Name of Accredited Investor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Dated:
      --------------------------

                                    EXHIBIT E

                 FORM OF NOTATION ON NOTE RELATING TO GUARANTEE

                  Each Guarantor, as defined in the Indenture (the "INDENTURE"), referred to in the Note upon which this notation is endorsed), (i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium and interest and Liquidated Damages, if any, on the Notes, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest and Liquidated Damages, if any, on the Notes, and (c) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

                  Notwithstanding the foregoing, in the event that the Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee, Indenture, any supplemental indenture delivered pursuant to the Indenture by such Guarantor or any Guarantees of the Notes, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

                  This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by the Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                  The Guarantees of the Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid in full before the Notes may be paid under such Guarantees. Each Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

                  This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted have been executed by the Trustee under the Indenture the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture.

                                                  GUARANTOR

                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                          TO BE DELIVERED BY GUARANTORS

                  SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of _____________, among ______________ (the "GUARANTOR"), a subsidiary of ACC Acquisition LLC (or its permitted successor), a Delaware limited liability company (the "PARENT GUARANTOR"), American Cellular Corporation, a Delaware corporation (the "COMPANY"), and United States Trust Company of New York, as trustee under the indenture referred to below (the "TRUSTEE").

                                   WITNESSETH

                  WHEREAS, the Parent Guarantor and the Company have heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of March 14, 2001 providing for the issuance of an aggregate principal amount of $450.0 million of 9 1/2% Senior Subordinated Notes due 2009 (the "NOTES");

                  WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                   (a) CAPITALIZED TERMS. Capitalized Terms used herein without definition shall have the meanings assigned to them in the Indenture.

                   (b) AGREEMENT TO GUARANTEE. The Guarantor hereby agrees as follows:

                  (i) Along with all Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

                           (A) the principal of, premium, if any, and interest
                  and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of to the extent and interest and Liquidation Damages, if any, on the Notes to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Indenture shall be promptly paid in full or performed, all in accordance with the terms hereof and under the Indenture;

                           (B) in case of any extension of time of payment or
                  renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (ii) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (iii) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (iv) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

                  (v) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (vi) The Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (vii) As between the Guarantors, on the one hand, the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

                  (viii) The Guarantors shall have the right to seek contribution from non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (ix) Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under this Supplemental Indenture and its Guarantee of the Notes shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

                  (x) Notwithstanding anything herein to the contrary, all obligations of the Guarantor hereunder shall be subordinated to the prior payment of Senior Indebtedness to the same extent that the Notes are subordinated pursuant to Article 11 of the Indenture.

                    (c) EXECUTION AND DELIVERY. Each Subsidiary Guarantor agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee of the Notes.

                    (d) GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (i) Subject to Section 5 hereof, the Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                           (A) subject to Section 5 hereof, the Person formed by
                  or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Guarantee of the Notes on the terms set forth herein or therein; and

                           (B) immediately after giving effect to such
                  transaction, no Default or Event of Default exists.

                  (ii) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such Successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such Successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees of the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees of the Notes theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees of the Notes had been issued at the date of the execution hereof.

                  (iii) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (i) and (ii) of Section 4(a) hereof, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

                    (e) RELEASES.

                  (i) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under the Supplemental Indenture and its Guarantee of the Notes; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation
         Section 4.11 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel complying with Sections 13.04 and 13.05 to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.11 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee of the Notes.

                  (ii) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in the Indenture.

                    (f) SUBORDINATION. The Notes and Guarantees of the Notes are subordinated to Senior Indebtedness, as defined in the Indenture. Pursuant to Article Eleven of the Indenture, Senior Indebtedness must be paid in full before the Notes may be paid. Each Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

                    (g) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantees of the Notes, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                    (h) NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                    (i) COUNTERPARTS . The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                    (j) EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                    (k) THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Company.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                  Dated:
                                       [Guarantor]


                                       By:
                                       Name:
                                       Title:



                                       UNITED STATES TRUST COMPANY OF
                                       NEW YORK, as Trustee

                                       By:
                                       Name:
                                       Title: